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As filed with the Securities and Exchange Commission on April 8, 2005

Registration No. 333-108701

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 8
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROTEIN DESIGN LABS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3023969
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

34801 Campus Drive
Fremont, California 94555
(510) 574-1400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark McDade
Chief Executive Officer
34801 Campus Drive
Fremont, California 94555
(510) 574-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 J. Howard Clowes, Esq.
DLA Piper Rudnick Gray Cary US LLP
153 Townsend Street, Suite 800
San Francisco, California 94107
(415) 836-2500

        Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

PROSPECTUS

$250,000,000

Protein Design Labs, Inc.

2.75% Convertible Subordinated Notes due 2023 and the
12,415,450 Shares of Common Stock Issuable on Conversion of the Notes

        This prospectus relates to the 2.75% Convertible Subordinated Notes due 2023 of Protein Design Labs, Inc., or PDL, a Delaware corporation, held by certain security holders who may offer for sale the notes and up to 12,415,450 shares of our common stock into which the notes are convertible at any time, at market prices prevailing at the time of sale or at privately negotiated prices. The selling security holders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, that may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from this offering.

        You may convert the notes into shares of our common stock at any time before their maturity unless we have previously redeemed or repurchased them. The notes are due on August 16, 2023. The conversion rate is 49.6618 shares per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to a conversion price of approximately $20.14 per share. The notes are not listed on any securities exchange or included in any automated quotation system. The notes are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) Market of the National Association of Securities Dealers, Inc. Our common stock is quoted on The Nasdaq National Market under the symbol "PDLI." On April 6, 2005, the last reported bid price for our common stock as quoted on The Nasdaq National Market was $15.85 per share.

        We will pay interest on the notes on February 16 and August 16 of each year. The first interest payment will be made on February 16, 2004. The notes are unsecured and subordinated in right of payment to all existing and future indebtedness of PDL. The notes may be issued only in denominations of $1,000 and integral multiples of $1,000.

        We have the right to redeem all or a portion of the notes that have not been previously converted at the redemption prices set forth in this prospectus on or after August 16, 2008. We will make at least 10 semi-annual interest payments on the notes before we may redeem.

        You may require us to repurchase for cash all or a portion of the notes in the event of a change of control or a termination of trading (as each such term is defined in this prospectus). In addition, on each of August 16, 2010, August 16, 2013 and August 16, 2018, you may require us to repurchase all or a portion of the notes.

        Investing in the notes and the common stock involves a high degree of risk. See "Risk factors" beginning on page 5 of the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 8, 2005.

TABLE OF CONTENTS

Risk factors and information regarding forward-looking statements	ii
Prospectus summary	1
The offering	2
Risk factors	5
Use of proceeds	34
Price range of common stock	34
Dividend policy	34
Ratio of earnings to fixed charges	35
Description of notes	36
Description of capital stock	57
Certain US federal tax considerations	58
Selling securityholders	65
Plan of distribution	72
Legal matters	74
Experts	74
Where you can find more information	74
Incorporation by reference	74

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to any offeree or purchaser of the notes regarding the legality of an investment in the notes by such offeree or purchaser under appropriate investment or similar laws.

        As used in this prospectus, the terms "we", "us," "our," the "Company" and "PDL" mean Protein Design Labs, Inc. and its subsidiaries (unless the context indicates a different meaning).

        Protein Design Labs, the PDL logo and Nuvion are registered U.S. trademarks, and HuZAF and Zamyl are trademarks of Protein Design Labs, Inc. Zenapax is a registered trademark of Hoffmann-La Roche (Roche). Cardene IV, IV Busulfex, Tenex, Sectral, and Ismo are registered trademarks of ESP Pharma, Inc. Retavase is a registered U.S. trademark of ESP Pharma, Inc. All other company names and trademarks included in this prospectus are trademarks, registered trademarks or trade names of their respective owners.

i

RISK FACTORS AND INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        In addition to the other information contained in this prospectus, investors should carefully consider the risk factors disclosed in this prospectus, including those beginning on page 8, in evaluating an investment in the notes or the common stock issuable upon conversion of the notes.

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues (including our guidance with respect to 2005) or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or licensing or collaborative arrangements, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as "believes," "may," "will," "expects," "plans," "anticipates," "estimates," "potential," or "continue" or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent assumptions, risks and uncertainties, including but not limited to the risk factors set forth in this prospectus, and for the reasons described elsewhere in this prospectus. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we assume no obligation to update or revise any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

ii

PROSPECTUS SUMMARY

        This summary highlights selected information appearing elsewhere in this prospectus and may not contain all of the information that is important to you. This prospectus includes or incorporates by reference information about the convertible notes and common stock that we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety, including the documents incorporated by reference.

OUR COMPANY

        We are a recognized leader in the discovery and development of humanized monoclonal antibodies for the treatment of disease. Our patented antibody humanization technology is applied to promising mouse antibodies. By making certain modifications to the mouse antibody that make it more like a human antibody, our technology enhances the utility of such antibodies, while retaining their biological activity, for human therapeutic use. We believe our technology for the creation of humanized therapeutic monoclonal antibodies is the most widely validated in our industry. As of December 31, 2004, a total of eight marketed products were licensed under our humanization patents and, of these, seven generated royalties to us. We are aware of more than 40 humanized antibodies in clinical stage development worldwide by various pharmaceutical and biotechnology companies, of which a large number may be covered under our patent agreements.

        We license our patents covering numerous humanized antibodies in return for license fees, annual maintenance payments and royalties on product sales. Eight of the nine humanized antibodies currently approved by the U.S. Food and Drug Administration (FDA) are licensed under our patents and seven of these licensed products generated royalties to PDL that were recognized in 2004: Genentech, Inc.'s Herceptin®, Xolair®, Raptiva™ and Avastin™; MedImmune, Inc.'s Synagis®; Wyeth Pharmaceuticals' Mylotarg®; and Roche's Zenapax®. Combined annual worldwide sales of these products exceeded $2.9 billion in 2004. For 2004, we received approximately $83.8 million in product royalties. Additionally, Elan Corporation, plc entered into a license under our patents for the Tysabri® antibody product, which was approved by the FDA in late November 2004 and was marketed until the end of February 2005, when Tysabri was voluntarily withdrawn from the market by Elan and Biogen-Idec and is currently pending review for further clinical trial use as well as marketing and commercial sale.

        In January 2005, we announced the acquisition of ESP Pharma, and approximately one week later ESP Pharma announced the acquisition of commercialization rights to Retavase® from Centocor, Inc. (Centocor). By adding such marketed products through ESP Pharma's sales and distribution capabilities to our antibody development and humanization technology platform, these ESP Pharma acquisitions should establish PDL as a fully integrated, commercial biopharmaceutical company with proprietary marketed products, a growing and diverse high-margin operating revenue base and a broad, proprietary pipeline. These transactions closed in March 2005. We believe that we will achieve positive cash flow from operations on a quarterly basis, beginning in the second half of 2006 based upon revenues consisting of royalties, license and other income and product sales

        We were incorporated in Delaware in 1986. Our corporate headquarters are located at 34801 Campus Drive, Fremont, California 94555 and our telephone number is (510) 574-1400. We maintain a home page at www.pdl.com.

THE OFFERING

Issuer	Protein Design Labs, Inc.
Notes	$250,000,000 aggregate principal amount of 2.75% convertible subordinated notes due August 16, 2023.
Maturity	The notes will mature on August 16, 2023, unless earlier redeemed, repurchased or converted.
Interest payment dates	We will pay 2.75% interest per annum on the principal amount payable on the notes semi-annually in arrears on February 16 and August 16 of each year, starting on February 16, 2004.
Conversion rights
The notes will be convertible into 49.6618 shares of our common stock, par value $.01 per share, per $1,000 principal amount of notes (which represents a conversion price of approximately $20.14 per share), subject to adjustments at any time until final maturity or earlier redemption or repurchase. See "Description of notes—Conversion rights."
Subordination	Except as described under "Description of notes—Security," the notes will be:
• unsecured;
• junior to our existing and future senior indebtedness; and
• effectively subordinated to all existing and future liabilities of our subsidiaries, including trade payables.

As of December 31, 2004, our subsidiaries had approximately $7.9 million of indebtedness and other obligations that effectively rank senior to the notes. The indenture under which the notes were issued does not restrict our or our subsidiaries' ability to incur additional senior or other indebtedness. See "Description of notes—Subordination of notes."
Security
We had purchased and pledged to the trustee under the indenture, as security for the notes and for the exclusive ratable benefit of the holders of the notes, approximately $20.7 million of US government securities. These US government securities are sufficient to provide for the payment in full of the first six scheduled interest payments on the notes when due. As of December 31, 2004, we continue to hold approximately $13.6 million of such securities. See "Use of Proceeds." The notes will not otherwise be secured. See "Description of notes—Security."
Sinking fund	None.
Redemption of notes at our option
On or after August 16, 2008, we may, at our option, redeem the notes, in whole or in part, for cash, at 100% of their principal amount, plus any accrued and unpaid interest to, but excluding, the redemption date. See "Description of notes—Redemption of notes at our option."

Purchase by us of notes at the holder's option
On each of August 16, 2010, August 16, 2013 and August 16, 2018, holders may require us to purchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest to, but excluding, such date. We will pay the purchase price for notes to be purchased on August 16, 2010 in cash. We will pay the purchase price for notes to be purchased on August 16, 2013 and August 16, 2018, solely at our option, in cash, shares of our common stock, or a combination of cash and shares of our common stock, provided that we will pay any accrued and unpaid interest in cash. The shares of common stock will be valued at 100% of the average closing sale price of our common stock for the 10 trading days immediately preceding, and including, the third business day immediately preceding the purchase date, as described in this prospectus. If we choose to pay all or part of the purchase price in shares of our common stock, we will notify holders of this not less than 20 business days before the applicable purchase date. See "Description of notes—Purchase of notes by us at the holder's option."
Right of holder to require us to repurchase
If a repurchase event, as described in this prospectus, occurs, each holder may notes if a repurchase event occurs require us to repurchase all or a portion of the holder's notes for cash at 100% of their principal amount, plus any accrued and unpaid interest to, but excluding, the repurchase date. See "Description of notes—Holders may require us to repurchase their notes upon a repurchase event."
Events of default
If an event of default on the notes has occurred and is continuing, the principal amount of the notes plus any accrued and unpaid interest may be declared immediately due and payable. These amounts automatically become due and payable upon certain events of default. See "Description of notes —Events of default."
Registration rights
We have agreed to keep the shelf registration statement, of which this prospectus constitutes a part, continuously effective under the Securities Act until such time as there are no longer any registrable securities covered thereby. If we do not comply with these requirements or certain other covenants set forth in the registration rights agreement, we will be required to pay liquidated damages to holders of the notes. See "Description of notes—Registration rights; liquidated damages."
Use of proceeds	We will not receive any of the proceeds from the sale by any selling securityholders of the notes or the common stock issuable upon conversion of the notes.

DTC eligibility
The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, or DTC, in New York, New York. Beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Except in limited circumstances, no such interest may be exchanged for certificated securities. See "Description of notes—Form, denomination and registration of notes—Global securities."
Listing and trading	The notes are eligible for trading on The PORTAL Market. Our common stock is listed on The Nasdaq National Market under the symbol "PDLI."
Certain US federal tax considerations
For a discussion of certain US federal tax considerations relating to the purchase, ownership and disposition of the notes and common stock into which the notes are convertible, see "Certain US federal tax considerations."
Risk factors
In analyzing an investment in the notes offered by this prospectus, prospective investors should carefully consider, along with other matters referred to in this prospectus, the information set forth under "Risk factors."

        For a more complete description of the terms of the notes, see "Description of notes." For a description of our common stock, see "Description of capital stock."

RISK FACTORS

        You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors listed below. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the market price of the notes offered by this prospectus and the trading price of our common stock.

        Keep these risk factors in mind when you read forward-looking statements contained in this prospectus and the documents incorporated by reference herein. These statements relate to our expectations about future events and time periods. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "predicts," "potential," "continue" or "opportunity," the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements.

RISKS RELATED TO OUR BUSINESS

We have a history of operating losses and may not achieve sustained profitability.

        In general, our expenses have exceeded revenues. As of December 31, 2004, we had an accumulated deficit of approximately $273.5 million. We expect our expenses to increase because of the extensive resource commitments required to achieve regulatory approval and commercial success for any individual product. For example, over the next several years, we will incur substantial additional expenses as we continue to develop and manufacture our potential products, invest in research and improve and expand our manufacturing, marketing and sales capabilities. Since we or our partners or licensees may not be able to successfully develop additional products, obtain required regulatory approvals, manufacture products at an acceptable cost and with appropriate quality, or successfully market such products with desired margins, we may never achieve sustained profitable operations. The amount of net losses and the time required to reach sustained profitability are highly uncertain.

        Our commitment of resources to the continued development of our products will require significant additional funds for development. Our operating expenses may also increase as:

  •
  some of our earlier stage potential products move into later stage clinical development;

  •
  additional potential products are selected as clinical candidates for further development;

  •
  we pursue clinical development of our potential products in new indications;

  •
  we invest in additional manufacturing capacity;

  •
  we build commercial infrastructure to market our products in North America;

  •
  we defend or prosecute our patents and patent applications; and

  •
  we invest in research or acquire additional technologies, product candidates or businesses.

        In the absence of substantial revenues from new agreements with third-party business partners, significant royalties on sales of products licensed under our intellectual property rights, product sales or other uncertain sources of revenue, we will incur substantial operating losses and may require additional capital to fully execute our business strategy.

Our revenues, expenses and operating results will likely fluctuate in future periods.

        Our revenues have varied in the past and will likely continue to fluctuate considerably from quarter to quarter and from year to year. As a result, our revenues in any period may not be predictive of revenues in any subsequent period. Our royalty revenues may be unpredictable and may fluctuate since they depend upon:

  •
  the seasonality of sales of licensed products;

  •
  the existence of competing products;

  •
  the market launch of recently licensed products;

  •
  the continued safety of approved products;

  •
  the marketing efforts of our licensees;

  •
  potential reductions in royalties receivable due to credits for prior payments to us;

  •
  the timing of royalty reports, some of which are required quarterly and others semi-annually; and

  •
  our ability to successfully defend and enforce our patents.

        We receive royalty revenues on sales of the product Synagis, which product is marketed by MedImmune, Inc. (MedImmune). This product has higher sales in the fall and winter, which to date have resulted in much higher royalties paid to us in our first and second quarters than in other quarters. The seasonality of Synagis sales will contribute to fluctuation of our revenues from quarter to quarter.

        License and other revenue may also be unpredictable and may fluctuate due to the timing of payments of non-recurring licensing and signing fees, payments for manufacturing and clinical development services, and payments for the achievement of milestones under new and existing agreements with third-party business partners. Revenue historically recognized under our prior agreements may not be an indicator of non-royalty revenue from any future collaborations.

        Our expenses may be unpredictable and may fluctuate from quarter to quarter due to the timing of expenses, including clinical trial expenses as well as payments owed by us and to us under collaborative agreements for reimbursement of expenses and which are recorded under our policy during the quarter in which such expenses are reported to us or to our partners and agreed to by us or our partners.

        In addition, our expenses or other operating results may fluctuate due to the accounting treatment of securities we own or may purchase or securities we have issued or may issue. For example, we expect to recognize expense for employee stock options beginning in the third quarter of 2005, and as a result, we will incur significantly higher losses. In addition, we hold a $30 million five-year convertible note receivable we purchased from Exelixis, Inc. in May 2001. Accounting rules require the conversion feature of some convertible notes to be separated from the debt agreement in which the conversion feature is contained and accounted for as a derivative instrument, and therefore reflected in the note purchaser's financial statements based upon the fair market value of the stock into which the note is convertible. Due in part to the number of shares into which this note receivable would currently convert and the average daily trading volume of Exelixis stock, the Exelixis note is not currently considered a derivative instrument and, therefore, changes in the market value of Exelixis stock are not required to be recorded in our financial statements. However, a significant increase in the average daily trading volume of Exelixis stock, or new accounting pronouncements or regulatory rulings could require us to report the change in the value of the Exelixis stock in our financial statements such that changes in the Exelixis stock price contribute to fluctuations of our operating results from quarter to quarter.

Our humanization patents are being opposed and a successful challenge or refusal to take a license could limit our future revenues.

        Most of our current revenues are related to our humanization patents and the related licenses that third parties enter into with us for rights to those patents. If our rights are successfully challenged or third parties decline to take licenses for the patents, our future revenues would be adversely affected.

        At an oral hearing in March 2000, the Opposition Division of the European Patent Office decided to revoke the broad claims of our first European antibody humanization patent. We appealed this decision. In November 2003, the Technical Board of Appeal of the European Patent Office decided to uphold our appeal and to set aside the Opposition Division's decision. The Board of Appeal ordered that certain claims be remitted to the Opposition Division for further prosecution and consideration of issues of patentability (novelty, enablement and inventive step). The claims remitted by the Board of Appeal cover the production of humanized antibody light chains that contain amino acid substitutions made under our antibody humanization technology. Regardless of the Opposition Division's decision on these claims, such decision could be subject to further appeals. Until the opposition is resolved, we may be limited in our ability to collect royalties or to negotiate future licensing or collaborative research and development arrangements based on this and our other humanization patents. Moreover, if the opponents are successful, our ability to collect royalties on European sales of antibodies humanized by others would depend on: (i) the scope and validity of our second European patent; and (ii) whether the antibodies are manufactured in a country outside of Europe where they are covered by one or more of our patents, and if so, on the terms of our license agreements. Also, the Opposition Division's decision could encourage challenges to our related patents in other jurisdictions, including the United States. This decision may lead some of our licensees to stop making royalty payments or lead potential licensees not to take a license, either of which might result in us initiating formal legal actions to enforce our rights under our humanization patents. In such a situation, a likely defensive strategy to our action would be to challenge our patents in that jurisdiction. During the opposition process with respect to our first European patent, if we were to commence an infringement action in Europe to enforce that patent, such an action would likely be stayed until the opposition is decided by the European Patent Office. As a result, we may not be able to successfully enforce our rights under our European or related U.S. and Japanese patents.

        At an oral hearing in February 2005, the Opposition Division of the European Patent Office decided to revoke the claims in our second European antibody humanization patent. The Opposition Division based its decision on formal issues and did not consider substantive issues of patentability. We plan to appeal the decision to the Technical Board of Appeal at the European Patent Office. The appeal will suspend the legal effect of the decision of the Opposition Division during the appeal process, which is likely to take several years.

        We intend to vigorously defend the European patents in these proceedings. We may not prevail in the opposition proceedings or any litigation contesting the validity of these patents. If the outcome of the European opposition proceedings or any litigation involving our antibody humanization patents were to be unfavorable, our ability to collect royalties on existing licensed products and to license our patents relating to humanized antibodies may be materially harmed. In addition, these proceedings or any other litigation to protect our intellectual property rights or defend against infringement claims by others could result in substantial costs and diversion of management's time and attention, which could harm our business and financial condition.

        In regard to our Japanese humanization patent, in December 2004, the Japanese Supreme Court denied our petition for review of the Tokyo High Court decision upholding revocation of the patent by the Japanese Patent Office. The Japanese Supreme Court decision concludes the proceedings in the matter and the Japanese Patent Office decision to revoke our patent is final.

        In October 2004, the Japanese Patent Office issued a patent to our first divisional humanization patent application. This patent claims a method of producing a humanized antibody specifically reactive with the human IL-2 receptor and the composition of matter directed to Zenapax (daclizumab). Although we have additional divisional patent applications pending in Japan, there can be no assurance that any patents will issue from such divisional applications or that the scope of such patents, if any, would be sufficient to cover third party antibody products.

        Our ability to maintain and increase our revenues from licensing is dependent upon third parties entering into new patent licensing arrangements, exercising rights under existing patent rights agreements, and paying royalties under existing patent licenses with us. To date, we have been successful in obtaining such licensing arrangements, and in receiving royalties on product sales, from parties whose products may be covered by our patents. However, we have experienced challenges in our licensing efforts, including the disagreement we had with Genentech, Inc. (Genentech) in 2003 over whether its Xolair antibody product was covered under our humanization patents. There can be no assurance that we will continue to be successful in our licensing efforts in the future. Additionally, although we have reached an amicable settlement with Genentech that is intended to resolve such disagreements, Genentech or other companies may, in the future, seek to challenge our U.S. patents through litigation or patent office proceedings, such as re-examinations or interferences. If we experience difficulty in enforcing our patent rights through licenses, or if our licensees, or prospective licensees, challenge our antibody humanization patents, our revenues and financial condition could be adversely affected, and we could be required to undertake additional actions, including litigation, to enforce our rights. Such efforts would increase our expenses and could be unsuccessful.

If we are unable to protect our patents and proprietary technology, we may not be able to compete successfully.

        Our pending patent applications may not result in the issuance of valid patents or our issued patents may not provide competitive advantages. Also, our patent protection may not prevent others from developing competitive products using related or other technology. A number of companies, universities and research institutions have filed patent applications or received patents in the areas of antibodies and other fields relating to our programs. Some of these applications or patents may be competitive with our applications or contain material that could prevent the issuance of our patents or result in a significant reduction in the scope of our issued patents.

        The scope, enforceability and effective term of patents can be highly uncertain and often involve complex legal and factual questions and proceedings. No consistent policy has emerged regarding the breadth of claims in biotechnology patents, so that even issued patents may later be modified or revoked by the relevant patent authorities or courts. These proceedings could be expensive, last several years and either prevent issuance of additional patents to us relating to humanization of antibodies or result in a significant reduction in the scope or invalidation of our patents. Any limitation in claim scope could reduce our ability to negotiate or collect royalties or to negotiate future collaborative research and development agreements based on these patents. Moreover, the issuance of a patent in one country does not assure the issuance of a patent with similar claim scope in another country, and claim interpretation and infringement laws vary among countries, so we are unable to predict the extent of patent protection in any country. In addition to seeking the protection of patents and licenses, we also rely upon trade secrets, know-how and continuing technological innovation that we seek to protect, in part, by confidentiality agreements with employees, consultants, suppliers and licensees. If these agreements are not honored, we might not have adequate remedies for any breach. Additionally, our trade secrets might otherwise become known or patented by our competitors.

We may require additional patent licenses in order to manufacture or sell our potential products.

        Other companies, universities and research institutions may obtain patents that could limit our ability to use, import, manufacture, market or sell our products or impair our competitive position. As a result, we might be required to obtain licenses from others before we could continue using, importing, manufacturing, marketing, or selling our products. We may not be able to obtain required licenses on terms acceptable to us, if at all. If we do not obtain required licenses, we may encounter significant delays in product development while we redesign potentially infringing products or methods or we may not be able to market our products at all.

        Celltech, for example, has been granted a European patent covering humanized antibodies, which we have opposed. At an oral hearing in September 2000, the Opposition Division of the European Patent Office decided to revoke this patent. Celltech appealed that decision, but the Technical Board of Appeal recently rejected the appeal. As a result, the decision revoking the patent is final; no further appeals are available. However, Celltech has a second issued divisional patent in Europe, which has claims that may be broader in scope than its first European patent, and which we have opposed. At an oral hearing in January 2005, the Opposition Division decided to revoke this patent. Celltech has filed a notice of appeal. We cannot predict whether Celltech's appeal will be successful, or whether it will be able to obtain the grant of a patent from the pending divisional application with claims broad enough to generally cover humanized antibodies. Celltech has also been issued a corresponding U.S. patent that contains claims that may be considered broader in scope than its first European patent. In addition, Celltech was recently issued a second U.S. patent with claims that may be considered broader than its first U.S. patent. We have entered into an agreement with Celltech providing each company with the right to obtain nonexclusive licenses for up to three antibody targets under the other company's humanization patents. We recently negotiated an extension that has extended the term of the current agreement to December 2014. Notwithstanding this agreement, if our humanized antibodies were covered by Celltech's European or U.S. patents and if we need more than the three licenses under those patents currently available to us under the agreement, we would be required to negotiate additional licenses under those patents or to significantly alter our processes or products. We might not be able to successfully alter our processes or products to avoid conflict with these patents or to obtain the required additional licenses on commercially reasonable terms, if at all.

        In addition, if the Celltech U.S. patent or any related patent applications conflict with our U.S. patents or patent applications, we may become involved in proceedings to determine which company was the first to invent the products or processes contained in the conflicting patents. These proceedings could be expensive, last several years and either prevent issuance of additional patents to us relating to humanization of antibodies or result in a significant reduction in the scope or invalidation of our patents. Any limitation would reduce our ability to negotiate or collect royalties or to negotiate future collaborative research and development agreements based on these patents.

        We do not have a license to an issued U.S. patent assigned to Stanford University and Columbia University, which may cover a process we use to produce our potential products. We have been advised that an exclusive license has been previously granted to a third party, Centocor, under this patent. If our processes were found to be covered by either of these patents, we might be required to obtain licenses or to significantly alter our processes or products. We might not be able to successfully alter our processes or products to avoid conflicts with these patents or to obtain licenses on acceptable terms.

If our research efforts are not successful, we may not be able to effectively develop new products.

        We have not commercialized any antibody products. We are engaged in research activities intended to identify antibody product candidates that we may enter into clinical development. These research activities include efforts to discover and validate new targets for antibodies in our areas of therapeutic focus. We obtain new targets through our own drug discovery efforts and through in-licensing targets from institutions or other biotechnology or pharmaceutical companies. Our success in identifying new antibody product candidates depends upon our ability to discover and validate new targets, either through our own research efforts, or through in-licensing or collaborative arrangements. In order to increase the possibilities of identifying antibodies with a reasonable chance for success in clinical studies, part of our business strategy is to identify a number of potential targets. Our antibody product candidates are in various stages of development and many are in an early development stage. If we are unsuccessful in our research efforts to identify and obtain rights to new targets and generate antibody product candidates that lead to the required regulatory approvals and the successful commercialization of products, our ability to develop new products could be harmed.

If we are unable to develop new products, our ability to grow may depend on our success in acquiring or licensing new products and integrating them successfully.

        If we are unable to develop new products, we may depend on acquisitions of rights to products from others as our primary source of new products. Risks in acquiring new products include the following:

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  we may not be able to locate new products that we find attractive and complementary to our business;

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  the price to acquire or obtain a license for these products may be too costly to justify the acquisition; or

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  we may be unable to efficiently and economically integrate the research, development and commercialization of these products.

Clinical development is inherently uncertain and expensive, and costs may fluctuate unexpectedly.

        Our development of current and future product candidates, either alone or in conjunction with collaborators, is subject to the risks of failure inherent in the development of new pharmaceutical products. Our future success depends in large part upon the results of clinical trials designed to assess the safety and efficacy of our potential products. Conducting clinical trials is a lengthy, time-consuming and expensive process. Before obtaining regulatory approvals for the commercial sale of any products, we must demonstrate through preclinical testing and clinical trials that our product candidates are safe and effective for their intended use in humans. We have incurred and will continue to incur substantial expense for, and we have devoted and expect to continue to devote a significant amount of time to, preclinical testing and clinical trials. Despite the time and expense incurred, there can be no assurance that our clinical trials will adequately demonstrate the safety and effectiveness of our product candidates.

        Historically, the results from preclinical testing and early clinical trials have often not been predictive of results obtained in later clinical trials. A number of new drugs and biologics have shown promising results in clinical trials, but subsequently failed to establish sufficient safety and efficacy data to obtain necessary regulatory approvals. Data obtained from preclinical and clinical activities are susceptible to varying interpretations, which may delay, limit or prevent regulatory approval. In addition, we may encounter regulatory delays or failures of our clinical trials as a result of many factors, all of which may increase the costs and expense associated with the trial, including:

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  changes in regulatory policy during the period of product development;

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  delays in obtaining regulatory approvals to commence a study;

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  delays in identifying and reach agreement on acceptable terms with prospective clinical trial sites;

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  delays in the enrollment of patients;

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  lack of efficacy during clinical trials; or

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  unforeseen safety issues.

        Completion of clinical trials may take several years or more. The length of time necessary to complete clinical trials and submit an application for marketing and manufacturing approvals varies significantly according to the type, complexity, novelty and intended use of the product candidate and is difficult to predict. Further, we, the FDA, Investigational Review Boards or data safety monitoring boards may decide to temporarily suspend or permanently terminate ongoing trials. Failure to comply with extensive FDA regulations may result in unanticipated delay, suspension or cancellation of a trial or the FDA's refusal to accept test results. As a result of these factors, we cannot predict the actual expenses that we will incur with respect to preclinical or clinical trials for any of our potential products, and we expect that our expense levels will fluctuate unexpectedly in the future. Despite the time and expense incurred, we cannot guarantee that we will successfully develop commercially viable products that will achieve FDA approval or market acceptance, and failure to do so would materially harm our business, financial condition and results of operations.

We are subject to extensive government regulation, which requires us to spend significant amounts of money, and we may not be able to obtain regulatory approvals, which are required for us to conduct clinical testing and commercialize our products.

        Our product candidates under development are subject to extensive and rigorous government regulation. The FDA regulates, among other things, the development, testing, research, manufacture, safety, efficacy, record-keeping, labeling, storage, approval, quality control, adverse event reporting, advertising, promotions, sale and distribution of biopharmaceutical products. If we market our products abroad, they will also be subject to extensive regulation by foreign governments. Neither the FDA nor any other regulatory agency has approved any of our product candidates for sale in the United States or any foreign market. The regulatory review and approval process, which includes preclinical studies and clinical trials of each product candidate, is lengthy, expensive and uncertain. To obtain regulatory approval for the commercial sale of any of our potential products or to promote these products for expanded indications, we must demonstrate through preclinical testing and clinical trials that each product is safe and effective for use in indications for which approval is requested. We have had, and may in the future have, clinical setbacks that prevent us from obtaining regulatory approval for our potential products. Most recently, in May 2004, we announced that daclizumab, our humanized antibody that binds to the interleukin-2 (IL-2) receptor, did not meet the primary endpoint in a Phase II clinical trial in patients with moderate-to-severe ulcerative colitis. As a result, we terminated further development of daclizumab in this indication.

        Early clinical trials such as Phase I and II trials generally are designed to gather information to determine whether further trials are appropriate and, if so, how such trials should be designed. As a result, data gathered in these trials may indicate that the endpoints selected for these trials are not the most relevant for purposes of assessing the product or the design of future trials. Moreover, success or failure in meeting such early clinical trial endpoints may not be dispositive of whether further trials are appropriate and, if so, how such trials should be designed. We may decide, or the FDA may require us, to make changes in our plans and protocols. Such changes may relate, for example, to changes in the standard of care for a particular disease indication, comparability of efficacy and toxicity of materials where a change in materials is proposed, or competitive developments foreclosing the availability of expedited approval procedures. We may be required to support proposed changes with additional preclinical or clinical testing, which could delay the expected time line for concluding clinical trials.

        Larger or later stage clinical trials may not produce the same results as earlier trials. Many companies in the pharmaceutical and biotechnology industries, including our company, have suffered significant setbacks in clinical trials, including advanced clinical trials, even after promising results had been obtained in earlier trials. As an example, the daclizumab Phase II clinical trials in moderate-to-severe ulcerative colitis, which did not meet the primary endpoint in May 2004, were based on earlier Phase I physician-sponsored clinical trials that indicated safety and biological activity for a small number of patients in this indication.

        Even when a drug candidate shows evidence of efficacy in a clinical trial, it may be impossible to further develop or receive regulatory approval for the drug if it causes an unacceptable incidence or severity of side effects, or further development may be slowed down by the need to find dosing regimens that do not cause such side effects.

        In addition, we may not be able to successfully commence and complete all of our planned clinical trials without significant additional resources and expertise because we have a relatively large number of potential products in clinical development. The approval process takes many years, requires the expenditure of substantial resources, and may involve post-marketing surveillance and requirements for post-marketing studies. The approval of a product candidate may depend on the acceptability to the FDA of data from our clinical trials. Regulatory requirements are subject to frequent change. Delays in obtaining regulatory approvals may:

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  adversely affect the successful commercialization of any drugs that we develop;

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  impose costly procedures on us;

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  diminish any competitive advantages that we may attain; and

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  adversely affect our receipt of revenues or royalties.

        Additionally, regulatory review of our clinical trial protocols may cause us in some cases to delay or abandon our planned clinical trials. Our potential inability to commence or continue clinical trials, to complete the clinical trials on a timely basis or to demonstrate the safety and efficacy of our potential products, further adds to the uncertainty of regulatory approval for our potential products.

The "fast track" designation for development of Nuvion for the treatment of intravenous steroid-refractory ulcerative colitis may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood the Nuvion will receive regulatory approval.

        If a drug is intended for the treatment of a serious or life-threatening condition and the drug demonstrates the potential to address unmet medical needs for this condition, the drug sponsor may apply for FDA "fast track" designation for a particular indication. Marketing applications filed by sponsors of products in fast track development may qualify for priority review under the policies and procedures offered by the FDA, but the fast track designation does not assure any such qualification. Although we have obtained a fast track designation from the FDA for Nuvion for the treatment of intravenous steroid-refractory ulcerative colitis, we may not experience a faster development process, review or approval compared to drugs considered for approval under conventional FDA procedures. In addition, the FDA may withdraw our fast track designation at any time. If we lose our fast track designation, the approval process may be delayed. In addition, our fast track designation does not guarantee that we will qualify for or be able to take advantage of the expedited review procedures and does not increase the likelihood that Nuvion will receive regulatory approval for the treatment of intravenous steroid-refractory ulcerative colitis.

Our clinical trial strategy may increase the risk of clinical trial difficulties.

        Research, preclinical testing and clinical trials may take many years to complete, and the time required can vary depending on the indication being pursued and the nature of the product. We may at times elect to use clinical strategies that seek to advance potential products through clinical development as rapidly as possible. For example, our recent projection for regulatory approval of Nuvion in the United States in 2007 depended upon regulatory approval to initiate Phase II/III studies in 2005. We are in the process of revising that original timeline to reflect recent discussions with the FDA. We anticipate that only some of our potential products may show safety and efficacy in clinical trials and some may encounter difficulties or delays during clinical development.

We may be unable to enroll sufficient patients in a timely manner in order to complete our clinical trials.

        The rate of completion of our clinical trials, and those of our collaborators, is significantly dependent upon the rate of patient enrollment. Patient enrollment is a function of many factors, including:

  •
  the size of the patient population;

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  perceived risks and benefits of the drug under study;

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  availability of competing therapies, including those in clinical development;

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  availability of clinical drug supply;

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  availability of clinical trial sites;

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  design of the protocol;

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  proximity of and access by patients to clinical sites;

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  patient referral practices of physicians;

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  eligibility criteria for the study in question; and

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  efforts of the sponsor of and clinical sites involved in the trial to facilitate timely enrollment.

        We may have difficulty obtaining sufficient patient enrollment or clinician support to conduct our clinical trials as planned, and we may need to expend substantial additional funds to obtain access to resources or delay or modify our plans significantly. These considerations may result in our being unable to successfully achieve our projected development timelines, or potentially even lead us to consider the termination of ongoing clinical trials or development of a product for a particular indication. For example, our current expectations for registrational studies and regulatory approval for Nuvion are dependent on our ability to timely enroll a worldwide clinical program.

Our revenues from licensed technologies depend on the efforts and successes of our licensees.

        In those instances where we have licensed rights to our technologies, the product development and marketing efforts and successes of our licensees will determine the amount and timing of royalties we may receive, if any. We have no assurance that any licensee will successfully complete the product development, regulatory and marketing efforts required to sell products. The success of products sold by licensees will be affected by competitive products, including potential competing therapies that are marketed by the licensees or others. In February 2005, Biogen Idec, Inc. and Elan Corp. announced that they had voluntarily suspended supplying, marketing and the sale of Tysabri, a drug approved to treat multiple sclerosis and which is licensed under our humanization patents. Financial analyst and investor expectations, as well as our own financial plans beginning in 2005, included potential royalties from the sale of Tysabri. There can be no assurance that Tysabri will be returned to the market, the timing of such return, if ever, or that even if subsequently marketed and sold, the product will result in our receiving any significant royalties from the sales of Tysabri.

If our collaborations are not successful, we may not be able to effectively develop and market some of our products.

        We have agreements with pharmaceutical and other companies to develop, manufacture and market certain of our potential products. In some cases, we are relying on our partners to manufacture such products, to conduct clinical trials, to compile and analyze the data received from these trials, to obtain regulatory approvals and, if approved, to market these licensed products. As a result, we may have little or no control over the manufacturing, development and marketing of these potential products and little or no opportunity to review the clinical data prior to or following public announcement.

        We do not currently have the ability to independently conduct pre-clinical and clinical trials for any of our product candidates, and we must rely on third parties, such as medical institutions and clinical investigators, including physician sponsors, to conduct our clinical trials, including recruiting and enrolling patients in the trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be delayed or may not be able to obtain regulatory approval for or commercialize our product candidates. If any of the third parties upon whom we rely to conduct our preclinical or clinical trials do not comply with applicable laws, successfully carry out their obligations or meet expected deadlines, and need to be replaced, our clinical trials may be extended, delayed or terminated.

        If the quality or accuracy of the clinical data obtained by medical institutions and clinical investigators, including physician sponsors, is compromised due to their failure to adhere to applicable laws, our clinical protocols or for other reasons, we may not be able to obtain regulatory approval for or successfully commercialize any of our product candidates. If our relationships with any of these organizations or individuals terminates, we believe that we would be able to enter into arrangements with alternative third parties. However, replacing any of these third parties could delay our clinical trials and could jeopardize our ability to obtain regulatory approvals and commercialize our product candidates on a timely basis, if at all.

        Our development, manufacturing and marketing agreements can generally be terminated by our partners on short notice. A partner may terminate its agreement with us or separately pursue alternative products, therapeutic approaches or technologies as a means of developing treatments for the diseases targeted by us or our collaborative effort. Even if a partner continues to contribute to the arrangement, it may nevertheless decide not to actively pursue the development or commercialization of any resulting products. In these circumstances, our ability to pursue potential products could be severely limited.

        Continued funding and participation by partners will depend on the timely achievement of our research and development objectives, the retention of key personnel performing work under those agreements and on each partner's own financial, competitive, marketing and strategic considerations. Such considerations include:

  •
  the commitment of each partner's management to the continued development of the licensed products or technology;

  •
  the relationships among the individuals responsible for the implementation and maintenance of the development efforts; and

  •
  the relative advantages of alternative products or technology being marketed or developed by each partner or by others, including their relative patent and proprietary technology positions, and their ability to manufacture potential products successfully.

        Our ability to enter into new relationships and the willingness of our existing partners to continue development of our potential products depends upon, among other things, our patent position with respect to such products. If we are unable to successfully maintain our patents we may be unable to collect royalties on existing licensed products or enter into additional agreements.

Our lack of experience in sales, marketing and distribution may hamper market introduction and acceptance of our products.

        We intend to market and sell a number of our products either directly or through sales and marketing partnership arrangements with partners. To market products directly, we must establish an internal marketing and sales group, contract for these services, or obtain the assistance of another company. Pursuant to the terms of our revised collaboration agreement with Roche, we have a reversion right, exercisable in 2006, but effective in 2007, to repurchase all rights, including marketing rights, in transplant indications, unless earlier elected by Roche. If we elect to exercise this right, or Roche elects to transfer such rights to us, we will be responsible for the marketing and commercialization of Zenapax in all indications worldwide. While Roche must notify us at least six months prior to a transfer of Zenapax to us, there can be no assurance that we will be able to establish marketing, sales and distribution capabilities for Zenapax in a timely manner. Further, we may not be able to establish such capabilities for our other products or succeed in gaining market acceptance for our products. If we were to enter into co-promotion or other marketing arrangements with pharmaceutical or biotechnology companies, our revenues would be subject to the payment provisions of these arrangements and could largely depend on these partners' marketing and promotion efforts.

If we do not attract and retain key employees, our business could be impaired.

        To be successful, we must attract additional and retain qualified clinical, manufacturing, scientific and management personnel. If we are unsuccessful in attracting and retaining qualified personnel, our business could be impaired.

Our own ability to manufacture our products on a commercial scale is uncertain, which may make it more difficult to sell our products.

        The manufacture of antibodies for use as therapeutics in compliance with regulatory requirements is complex, time-consuming and expensive. We will need to manufacture such antibody therapeutic products in a facility and by an appropriately validated process that comply with FDA, European, and other regulations. Our manufacturing operations will be subject to ongoing, periodic unannounced inspection by the FDA and state agencies to ensure compliance with good manufacturing practices. If we are unable to manufacture product or product candidates in accordance with FDA and European good manufacturing practices, we may not be able to obtain regulatory approval for our products.

        We intend to continue to manufacture potential products for use in preclinical and clinical trials using our manufacturing facility in accordance with standard procedures that comply with appropriate regulatory standards. The manufacture of sufficient quantities of antibody products that comply with these standards is an expensive, time-consuming and complex process and is subject to a number of risks that could result in delays and/or the inability to produce sufficient quantities of such products in a commercially viable manner. Our collaborative partners and we have experienced some manufacturing difficulties. Product supply interruptions could significantly delay clinical development of our potential products, reduce third-party or clinical researcher interest and support of proposed clinical trials, and possibly delay commercialization and sales of these products. Manufacturing difficulties can also interrupt the supply of marketed products, thereby reducing revenues and risking loss of market share.

        We do not have experience in manufacturing commercial supplies of our potential products, nor do we currently have sufficient facilities to manufacture all of our potential products on a commercial scale. To obtain regulatory approvals and to create capacity to produce our products for commercial sale at an acceptable cost, we will need to improve and expand our manufacturing capabilities. Our current plans are to validate and use our new manufacturing plant in Brooklyn Park, Minnesota in order to manufacture initial commercial supplies of Nuvion and daclizumab. Our ability to file for, and to obtain, regulatory approvals for such products, as well as the timing of such filings, will depend on our ability to successfully operate our manufacturing plant. We may encounter problems with the following:

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  production yields;

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  quality control and assurance;

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  availability of qualified personnel;

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  availability of raw materials;

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  adequate training of new and existing personnel;

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  on-going compliance with our standard operating procedures;

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  on-going compliance with FDA regulations;

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  production costs; and

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  development of advanced manufacturing techniques and process controls.

        Failure to successfully operate our manufacturing plant, or to obtain regulatory approval or to successfully produce commercial supplies on a timely basis could delay commercialization of our products.

        In addition, as we implement validation of our Brooklyn Park, Minnesota manufacturing facility, we are implementing an enterprise resource management software platform to support our operations, including our new manufacturing facility. These efforts will involve substantial costs and resource commitments. Any construction, validation, or other delays could impair our ability to obtain necessary regulatory approvals and to produce adequate commercial supplies of our potential products on a timely basis. Failure to do so could delay commercialization of some of our products and could impair our competitive position.

Manufacturing changes may result in delays in obtaining regulatory approval or marketing for our products.

        If we make changes in the manufacturing process, we may be required to demonstrate to the FDA and corresponding foreign authorities that the changes have not caused the resulting drug material to differ significantly form the drug material previously produced. Changing the manufacturing site is considered to be a change in the manufacturing process, therefore moving production to our Brooklyn Park manufacturing facility from our Plymouth facility or from third parties will entail manufacturing changes. Further, any significant manufacturing changes for the production of our product candidates could result in delays in development or regulatory approval or in the reduction or interruption of commercial sales of our product candidates. Our inability to maintain our manufacturing operations in compliance with applicable regulations within our planned time and cost parameters could materially harm our business, financial condition and results of operations.

        With respect to our M200 antibody product, ICOS Corporation (ICOS) has manufactured all of the drug material contemplated for use in our planned Phase II clinical studies. We plan to assume responsibility for manufacturing M200 for use in Phase III clinical studies and commercial supply, if required. We will need to show that the M200 drug material we produce will be sufficiently similar to the ICOS-produced drug material to use in future clinical studies in order to avoid delays in development or regulatory approval for this antibody product.

        Additionally, when we assume responsibility for manufacturing Zenapax, we may be required to demonstrate that the material manufactured by Roche does not differ significantly from the material we produce at our manufacturing facilities. Showing comparability between the material we produce before and after manufacturing changes, and in the case of Zenapax, between the material produced by Roche and the drug material produced by us, is particularly important if we want to rely on results of prior preclinical studies and clinical trials performed using the previously produced drug material. Depending upon the type and degree of differences between the newer and older drug material, and in the case of Zenapax, between our material and Roche material, we may be required to conduct additional animal studies or human clinical trials to demonstrate that the newly produced drug material is sufficiently similar to the previously produced drug material. Our ability to successfully market and develop Zenapax, in particular in transplantation, depends upon our success in manufacturing Zenapax at commercial scale. There can be no assurance that we will successfully and in a timely manner be capable of manufacturing Zenapax following the transfer of Zenapax to us by Roche.

        We have made manufacturing changes and are likely to make additional manufacturing changes for the production of our products currently in clinical development. These manufacturing changes or an inability to immediately show comparability between the older material and the newer material after making manufacturing changes could result in delays in development or regulatory approvals or in reduction or interruption of commercial sales and could impair our competitive position.

Our revenue may be adversely affected by competition and rapid technological change.

        Potential competitors have developed and are developing human and humanized antibodies or other compounds for treating autoimmune and inflammatory diseases, transplantation, asthma and cancers. In addition, a number of academic and commercial organizations are actively pursuing similar technologies, and several companies have developed, are developing, or may develop technologies that may compete with our antibody technology platform. Competitors may succeed in more rapidly developing and marketing technologies and products that are more effective than our products or that would render our products or technology obsolete or noncompetitive. Our collaborative partners may also independently develop products that are competitive with products that we have licensed to them. This could reduce our revenues under our agreements with these partners.

        Any product that our collaborative partners or we succeed in developing and for which regulatory approval is obtained must then compete for market acceptance and market share. The relative speed with which we and our collaborative partners can develop products, complete the clinical testing and approval processes, and supply commercial quantities of the products to the market compared to competitive companies will affect market success. In addition, the amount of marketing and sales resources and the effectiveness of the marketing used with respect to a product will affect its marketing success. For example, Novartis, which has a significant marketing and sales force directed to the transplantation market, markets Simulect® (basiliximab), a product competitive with Zenapax, in the United States and Europe. Novartis has acquired a significant interest in Roche. As a result of Novartis' relationship with Roche, Roche may not devote significant resources to the marketing and sales of Zenapax, which could harm our business.

We may be unable to obtain or maintain regulatory approval for our products.

        All of our products in development are subject to risks associated with applicable government regulations. The manufacturing, testing and marketing of our products are subject to regulation by numerous governmental authorities in the United States and other countries. In the United States, pharmaceutical products are subject to rigorous FDA regulation. Additionally, other federal, state and local regulations govern the manufacture, testing, clinical and non-clinical studies to assess safety and efficacy, approval, advertising and promotion of pharmaceutical products. The process of obtaining approval for a new pharmaceutical product or for additional therapeutic indications within this regulatory framework requires a number of years and the expenditure of substantial resources. Companies in the pharmaceutical and biotechnology industries, including us, have suffered significant setbacks in various stages of clinical trials, even in advanced clinical trials after promising results had been obtained in earlier trials.

        Even if marketing approval from the FDA is received, the FDA may impose post-marketing requirements, such as:

  •
  labeling and advertising requirements, restrictions or limitations, such as the inclusion of warnings, precautions, contra-indications or use limitations that could have a material impact on the future profitability of our product candidates;

  •
  adverse event reporting;

  •
  testing and surveillance to monitor our product candidates and their continued compliance with regulatory requirements; and

  •
  inspection of products and manufacturing operations and, if any inspection reveals that the product or operation is not in compliance, prohibiting the sale of all products, suspending manufacturing or withdrawing market clearance.

        The discovery of previously unknown problems with our product candidates, including adverse events of unanticipated severity or frequency, may result in restrictions of the products, including withdrawal from manufacture. Additionally, certain material changes affecting an approved product such as manufacturing changes or additional labeling claims are subject to further FDA review and approval. The FDA may revisit and change its prior determination with regard to the safety or efficacy of our products and withdraw any required approvals after we obtain them. Even prior to any formal regulatory action requiring labeling changes or affecting manufacturing, we could voluntarily decide to cease the distribution and sale or recall any of our future products if concerns about their safety and efficacy develop.

        As part of the regulatory approval process, we must demonstrate the ability to manufacture the pharmaceutical product. Accordingly, the manufacturing process and quality control procedures are required to comply with the applicable FDA current good manufacturing practice (cGMP) regulations and other regulatory requirements. Good manufacturing practice regulations include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation. Manufacturing facilities, including our facility, must pass an inspection by the FDA before initiating commercial manufacturing of any product. Pharmaceutical product manufacturing establishments are also subject to inspections by state and local authorities as well as inspections by authorities of other countries. To supply pharmaceutical products for use in the United States, foreign manufacturing establishments must comply with these FDA approved guidelines. These foreign manufacturing establishments are subject to periodic inspection by the FDA or by corresponding regulatory agencies in these countries under reciprocal agreements with the FDA. The FDA enforces post-marketing regulatory requirements, such as cGMP requirements, through periodic unannounced inspections. We do not know whether we will pass any future FDA inspections. Failure to pass an inspection could disrupt, delay or shut down our manufacturing operations.

        In addition, during 2003 the FDA completed the transfer of regulatory responsibility, review and continuing oversight for many biologic therapeutic products, including antibody therapeutics, from the Center for Biologics Evaluation and Research (CBER) to the Center for Drug Evaluation and Research (CDER). This transfer of responsibility could result in new regulatory standards, which could result in delays in development or regulatory approvals for our potential products. In addition, when we assume responsibility for manufacturing Zenapax, we will be required to demonstrate that the material manufactured by Roche is comparable to the material we produce at our manufacturing facilities. New regulations resulting from the transfer of regulatory responsibility from CBER to CDER could make it more difficult for us to show comparability which could delay development and regulatory approval of Zenapax in new indications or reduce or interrupt commercial sales of Zenapax for the prevention of acute kidney transplant rejection.

        For the marketing of pharmaceutical products outside the United States, our collaborative partners and we are subject to foreign regulatory requirements and, if the particular product is manufactured in the United States, FDA and other U.S. export provisions. Requirements relating to the manufacturing, conduct of clinical trials, product licensing, promotion, pricing and reimbursement vary widely in different countries. Difficulties or unanticipated costs or price controls may be encountered by us or our licensees or marketing partners in our respective efforts to secure necessary governmental approvals. This could delay or prevent us, our licensees or our marketing partners from marketing potential pharmaceutical products.

        Both before and after approval is obtained, a biologic pharmaceutical product, its manufacturer and the holder of the Biologics License Application (BLA) for the pharmaceutical product are subject to comprehensive regulatory oversight. The FDA may deny approval to a BLA if applicable regulatory criteria are not satisfied. Moreover, even if regulatory approval is granted, such approval may be subject to limitations on the indicated uses for which the pharmaceutical product may be marketed. In their regulation of advertising, the FDA, the Federal Trade Commission (FTC) and the Department of Health and Human Services (HHS) may investigate whether particular advertising or promotional practices are false, misleading or deceptive. These agencies may impose a wide array of sanctions on companies for such advertising practices. Additionally, physicians may prescribe pharmaceutical or biologic products for uses that are not described in a product's labeling or differ from those tested by us and approved by the FDA. While such "off-label" uses are common and the FDA does not regulate physicians' choice of treatments, the FDA does restrict a manufacturer's communications on the subject of "off-label" use. Companies cannot promote FDA-approved pharmaceutical or biologic products for off-label uses. If our advertising or promotional activities fail to comply with applicable regulations or guidelines, we may be subject to warnings or enforcement action. In addition, there may be a similar risk with respect to the products currently developed and marketed by ESP Pharma, including Cardene IV® and IV Busulfex®.

        Further, regulatory approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems with the pharmaceutical product occur following approval. In addition, under a BLA, the manufacturer continues to be subject to facility inspection and the applicant must assume responsibility for compliance with applicable pharmaceutical product and establishment standards. If we fail to comply with applicable FDA and other regulatory requirements at any stage during the regulatory process, we may be subject to sanctions, including:

  •
  delays;

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  warning letters;

  •
  fines;

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  clinical holds;

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  product recalls or seizures;

  •
  changes to advertising;

  •
  injunctions;

  •
  refusal of the FDA to review pending market approval applications or supplements to approval applications;

  •
  total or partial suspension of product manufacturing, distribution, marketing and sales;

  •
  civil penalties;

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  withdrawals of previously approved marketing applications; and

  •
  criminal prosecutions.

If our products do not gain market acceptance among the medical community, our revenues would be adversely affected and might not be sufficient to support our operations.

        Our product candidates may not gain market acceptance among physicians, patients, third-party payors and the medical community. We may not achieve market acceptance even if clinical trials demonstrate safety and efficacy, and the necessary regulatory and reimbursement approvals are obtained. The degree of market acceptance of any product candidates that we develop will depend on a number of factors, including:

  •
  establishment and demonstration of clinical efficacy and safety;

  •
  cost-effectiveness of our product candidates;

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  their potential advantage over alternative treatment methods;

  •
  reimbursement policies of government and third-party payors; and

  •
  marketing and distribution support for our product candidates, including the efforts of our collaborators where they have marketing and distribution responsibilities.

        Physicians will not recommend therapies using our products until such time as clinical data or other factors demonstrate the safety and efficacy of such procedures as compared to conventional drug and other treatments. Even if we establish the clinical safety and efficacy of therapies using our antibody product candidates, physicians may elect not to recommend the therapies for any number of other reasons, including whether the mode of administration of our antibody products is effective for certain indications. Antibody products, including our product candidates as they would be used for certain disease indications, are typically administered by infusion or injection, which requires substantial cost and inconvenience to patients. Our product candidates, if successfully developed, will compete with a number of drugs and therapies manufactured and marketed by major pharmaceutical and other biotechnology companies. Our products may also compete with new products currently under development by others. Physicians, patients, third-party payers and the medical community may not accept or utilize any product candidates that we or our customers develop. The failure of our products to achieve significant market acceptance would materially harm our business, financial condition and results of operations.

Our business may be harmed if we cannot obtain sufficient quantities of raw materials.

        We depend on outside vendors for the supply of raw materials used to produce our product candidates. Once a supplier's materials have been selected for use in our manufacturing process, the supplier in effect becomes a sole or limited source of that raw material due to regulatory compliance procedures. If the third-party suppliers were to cease production or otherwise fail to supply us with quality raw materials and we were unable to contract on acceptable terms for these services with alternative suppliers, our ability to produce our products and to conduct preclinical testing and clinical trials of product candidates would be adversely affected. This could impair our competitive position.

We may be subject to product liability claims, and our insurance coverage may not be adequate to cover these claims.

        We face an inherent business risk of exposure to product liability claims in the event that the use of products during research and development efforts or after commercialization results in adverse effects. This risk will exist even with respect to any products that receive regulatory approval for commercial sale. While we have obtained liability insurance for our products, it may not be sufficient to satisfy any liability that may arise. Also, adequate insurance coverage may not be available in the future at acceptable cost, if at all.

We may incur significant costs in order to comply with environmental regulations or to defend claims arising from accidents involving the use of hazardous materials.

        We are subject to federal, state and local laws and regulations governing the use, discharge, handling and disposal of materials and wastes used in our operations. As a result, we may be required to incur significant costs to comply with these laws and regulations. We cannot eliminate the risk of accidental contamination or injury from these materials. In the event of such an accident, we could be held liable for any resulting damages and incur liabilities which exceed our resources. In addition, we cannot predict the extent of the adverse effect on our business or the financial and other costs that might result from any new government requirements arising out of future legislative, administrative or judicial actions.

Changes in the U.S. and international health care industry could adversely affect our revenues.

        The U.S. and international health care industry is subject to changing political, economic and regulatory influences that may significantly affect the purchasing practices and pricing of pharmaceuticals. The FDA and other health care policies may change, and additional government regulations may be enacted, which could prevent or delay regulatory approval of our product candidates. Cost containment measures, whether instituted by health care providers or imposed by government health administration regulators or new regulations, could result in greater selectivity in the purchase of drugs. As a result, third-party payors may challenge the price and cost effectiveness of our products. In addition, in many major markets outside the United States, pricing approval is required before sales can commence. As a result, significant uncertainty exists as to the reimbursement status of approved health care products.

        We may not be able to obtain or maintain our desired price for our products. Our products may not be considered cost effective relative to alternative therapies. As a result, adequate third-party reimbursement may not be available to enable us to maintain prices sufficient to realize an appropriate return on our investment in product development. Also, the trend towards managed health care in the United States and the concurrent growth of organizations such as health maintenance organizations, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices, reduced reimbursement levels and diminished markets for our products. These factors will also affect the products that are marketed by our collaborative partners. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are not able to maintain regulatory compliance, we might not be permitted to market our future products and our business could suffer.

Our common stock price is highly volatile and an investment in our company could decline in value.

        Market prices for securities of biotechnology companies, including ourselves, have been highly volatile, and we expect such volatility to continue for the foreseeable future, so that investment in our securities involves substantial risk. For example, during the period from January 1, 2004 to March 31, 2005, our common stock closed as high as $27.14 per share and as low as $13.85 per share. Additionally, the stock market from time to time has experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. The following are some of the factors that may have a significant effect on the market price of our common stock:

  •
  our financial results;

  •
  developments or disputes as to patent or other proprietary rights;

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  disappointing sales of approved products;

  •
  approval or introduction of competing products and technologies;

  •
  withdrawal from the market of an approved product from which we receive royalties;

  •
  results of clinical trials;

  •
  failures or unexpected delays in obtaining regulatory approvals or unfavorable FDA advisory panel recommendations;

  •
  changes in reimbursement policies;

  •
  delays in manufacturing or clinical trial plans;

  •
  fluctuations in our operating results;

  •
  disputes or disagreements with collaborative partners;

  •
  developments in our relationships with customers;

  •
  market reaction to announcements by other biotechnology or pharmaceutical companies, including market reaction to various announcements regarding products licensed under our technology;

  •
  announcements of technological innovations or new commercial therapeutic products by us or our competitors;

  •
  initiation, termination or modification of agreements with our collaborative partners;

  •
  loss of key personnel;

  •
  litigation or the threat of litigation;

  •
  public concern as to the safety of drugs developed by us;

  •
  sales of our common stock held by collaborative partners or insiders;

  •
  comments and expectations of results made by securities analysts; and

  •
  general market conditions.

        If any of these factors causes us to fail to meet the expectations of securities analysts or investors, or if adverse conditions prevail or are perceived to prevail with respect to our business, the price of the common stock would likely drop significantly. A significant drop in the price of a company's common stock often leads to the filing of securities class action litigation against the company. This type of litigation against us could result in substantial costs and a diversion of management's attention and resources.

Legislative actions, potential new accounting pronouncements and higher insurance costs are likely to impact our future financial position or results of operations.

        Future changes in financial accounting standards, including changes in accounting for stock options, may cause adverse, unexpected fluctuations in the timing of the recognition of revenues or expenses and may affect our financial position or results of operations. For example, the FASB recently enacted SFAS 123R, which will require us to adopt a different method of determining the compensation expense of our employee stock options. SFAS 123R will have a significant adverse effect on our reported financial conditions and may impact the way we conduct our business.

        Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new Commission regulations and Nasdaq National Market rules, are creating uncertainty for companies such as ours and insurance costs are increasing as a result of this uncertainty and other factors. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest all reasonably necessary resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

If we are unable to favorably assess the effectiveness of internal controls over financial reporting, or if our independent auditors are unable to provide an unqualified attestation report on our assessment, our stock price could be adversely affected.

        Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and beginning with our annual report on Form 10-K for the year ended December 31, 2004, our management is required to report on, and our independent auditors to attest to, the effectiveness of our internal controls over financial reporting as of the end of 2004. The rules governing the standards that must be met for management to assess the effectiveness of our internal controls over financial reporting are new and complex and require significant documentation, testing and possible remediation. We reviewed, documented and tested our internal controls over financial reporting. This process has resulted, and may continue to result, in increased expenses and the devotion of significant management resources. If we cannot continue to favorably assess the effectiveness of our internal controls over financial reporting, or if our independent auditors are unable to provide an unqualified attestation report on our assessment in the future, investor confidence and our stock price could be adversely affected.

Risks Related to the Acquisition of ESP Pharma

        The following risks may arise as a result of the completion of our acquisition of ESP Pharma.

PDL and ESP Pharma may not successfully integrate their businesses and may not realize the anticipated benefits of the merger.

        In March 2005, we completed our acquisition of ESP Pharma, a privately-owned company. Achieving the benefits of the merger will depend in substantial part on the successful integration of the two companies' technologies, operations and personnel. Prior to the merger, PDL and ESP Pharma operated independently, each with its own operations, corporate culture, locations, employees and systems. PDL and ESP Pharma now have to operate as a combined organization and begin utilizing common business, information and communication systems, operating procedures, financial controls and human resource practices, including benefits, training and professional development programs. PDL and ESP Pharma will face significant challenges in integrating their organizations and operations in a timely and efficient manner. Some of the challenges and difficulties involved in this integration include:

  •
  demonstrating to the customers of PDL and ESP Pharma that the merger will not result in adverse changes in client service standards or business focus and helping customers conduct business successfully with the combined company;

  •
  coordinating sales and marketing efforts to effectively communicate the capabilities of the combined company;

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  coordinating and rationalizing commercialization and development activities to enhance introduction of new products and technologies;

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  preserving important relationships of both PDL and ESP Pharma and resolving potential conflicts that may arise;

  •
  management distraction from the business of the combined company;

  •
  incompatibility of corporate cultures;

  •
  costs and delays in implementing common systems and procedures;

  •
  consolidating and rationalizing corporate, IT and administrative infrastructures;

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  integrating and documenting processes and controls in conformance with the requirements of the Sarbanes-Oxley Act of 2002; and

  •
  operating the combined company at multiple sites in the United States.

        Any one or all of these factors, many of which are outside our control, may increase operating costs or lower anticipated financial performance. In addition, the combined company may lose distributors, suppliers, manufacturers and employees. Achieving anticipated synergies and the potential benefits underlying the two companies' reasons for the merger will depend on successful integration of the two companies.

        In addition, the integration of PDL and ESP Pharma will be a complex, time consuming and expensive process and will require significant attention from management and other personnel, which may distract their attention from the day-to-day business of the combined company. The diversion of management's attention and any difficulties associated with integrating ESP Pharma into PDL could have a material adverse effect on the operating results of the combined company after the merger and the value of PDL shares, and could result in the combined company not achieving the anticipated benefits of the merger. It is not certain that PDL and ESP Pharma can be successfully integrated in a timely manner or at all or that any of the anticipated benefits will be realized. Failure to do so could have a material adverse effect on the business and operating results of the combined company.

The issuance of shares of PDL common stock in the merger substantially reduces the percentage interests that holders of the notes would receive upon conversion of the notes, and the registered sale of these shares could decrease the market value of our common stock.

        Upon completion of the merger, the shares of ESP Pharma preferred stock, common stock and options therefor converted into the right to receive up to $325 million in cash and 9,853,770 shares of PDL common stock. Based on this number of PDL shares issued in the acquisition of ESP Pharma, former ESP Pharma stockholders own approximately 9% of the combined company's outstanding common stock. We have granted registration rights covering the PDL shares issued in the acquisition of ESP Pharma, which could result in the registered sale of a substantial number of shares of our common stock and which could lead to a decrease in the market price of our common stock. The issuance of these shares in connection with the merger also caused a significant reduction in the relative percentage interests in earnings, voting power, liquidation value and book and market value of all holders of common stock and securities convertible into common stock, including without limitation the notes, our 2.00% Convertible Senior Notes due February 15, 2012 (the 2005 Notes) and the PDL common stock issuable thereunder.

        The market price of PDL common stock has historically been highly volatile and may continue to be so in the future. In addition to conditions that affect the market for stocks of biotechnology companies generally, factors such as new product announcements by PDL or its competitors, quarterly fluctuations in PDL's operating results and challenges associated with the integration of ESP Pharma's business may have a significant impact on the market price of PDL shares. These conditions could cause the price of PDL shares to fluctuate substantially over short periods.

Delays or problems with our integration of sales, marketing and distribution capabilities with the acquisition of ESP Pharma may hamper continued growth projections for products acquired in the merger.

        We intend to continue to market and sell aggressively the products acquired as part of the ESP Pharma merger, including in particular Cardene IV, Retavase and IV Busulfex. In order to successfully achieve the planned results from the merger, we will need to transition existing relationships with distributors, third party vendors, manufacturers and customers of ESP Pharma. Although we plan to retain most of the hospital-focused sales force and related sales infrastructure, we have never sold, marketed or distributed products, and we may not be able to successfully integrate such capabilities from ESP Pharma necessary to continue to successfully promote the ESP Pharma products.

To be successful, the combined company must retain and motivate key employees, which will be more difficult in light of uncertainty regarding the merger, and failure to do so could seriously harm the combined company.

        To be successful, the combined company must retain and motivate executives and other key employees, including those in managerial, technical, sales, marketing and information technology support positions. Employees of PDL or ESP Pharma may experience uncertainty about their future role with the combined company until or after strategies with regard to the combined company are announced or executed. This potential uncertainty may adversely affect the combined company's ability to attract and retain key personnel. The combined company must also continue to motivate employees and keep them focused on the strategies and goals of the combined company, which may be particularly difficult due to the potential distractions of the merger or the loss of key employees due to such uncertainties.

If customers delay or defer purchasing decisions as a result of the merger, the operating results and prospects of the combined company could be adversely affected.

        We cannot assure you that our customers will continue their current buying patterns; our customers may delay or defer purchasing decisions in response to the merger. Any such delay or deferral in purchasing decisions by such customers could have a material adverse effect on the business or operating results of the combined company.

As a result of the merger, the combined company is a larger and more geographically diverse organization, and if the combined company's management is unable to manage the combined organization efficiently, its operating results will suffer.

        Following the merger, the combined company has approximately 800 full-time employees. As a result, the combined company faces challenges inherent in efficiently managing an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs. The inability to manage successfully the geographically more diverse and substantially larger combined organization could have a material adverse effect on the operating results of the combined company and, as a result, on the market price of PDL's common stock.

Charges to earnings resulting from the merger may adversely affect the market value of PDL's common stock following the merger.

        In accordance with U.S. generally accepted accounting principles, the combined company will account for the merger using the purchase method of accounting, which will result in charges to earnings that could have a material adverse effect on the market value of PDL's common stock. Under the purchase method of accounting, the combined company will allocate the total estimated purchase price to ESP Pharma's net tangible assets, amortizable intangible assets and in-process research and development based on their fair values as of the date of completion of the merger, and record the excess of the purchase price over those fair values as goodwill. The portion of the estimated purchase price allocated to in-process research and development will be expensed by the combined company in the first quarter of 2005. The combined company will incur additional depreciation and amortization expense over the useful lives of certain of the net tangible and intangible assets acquired in connection with the merger. In addition, to the extent the value of goodwill becomes impaired, the combined company may be required to incur material charges relating to the impairment of goodwill. These depreciation, amortization, in-process research and development and potential impairment charges could have a material impact on the combined company's results of operations.

PDL incurred significant costs associated with the merger which could adversely affect future liquidity and operating results.

        PDL estimates that it incurred transaction costs of approximately $5.3 million associated with the merger, which will be included as a part of the total purchase costs for accounting purposes. These amounts are estimates and could increase. In addition, we believe that the combined entity may incur charges to operations, in amounts that are not currently reasonably estimable, in the quarter in which the merger is completed or in subsequent quarters, to reflect costs associated with integrating the two companies. The combined company may incur additional material charges in subsequent quarters to reflect additional costs associated with the merger. These significant costs associated with the merger could adversely affect the future liquidity and operating results of the combined company.

Risks Related to the Business of ESP Pharma

If Cardene IV sales do not continue to grow, our results of operations will suffer.

        Cardene IV accounts for a significant portion of the operating income and growth in sales for ESP Pharma. Cardene IV faces a competitive marketplace with branded and generic intravenous anti-hypertensive products being marketed in the United States and it may be harder to continue to penetrate this market at the current rate of growth. While we expect to maintain and increase committed sales and marketing presence in order to ensure the continued growth of Cardene IV, there can be no assurance that we can continue the rapid growth rate that ESP Pharma has achieved. Some of our competitors have substantially greater resources than we do. Those resources include greater experience in promoting and marketing hypertensive drugs, superior product development capabilities and financial, scientific, manufacturing, marketing, managerial and human resources. In order for Cardene IV to continue its success, we will have to maintain and expand its position in the marketplace against these competitors' drugs.

Retavase is marketed in a declining market and if our planned sales and promotional efforts do not increase or at least maintain market acceptance, our results of operations will suffer.

        Retavase is expected to account for a significant portion of our operating income and growth in cash flow from operations. Retavase is sold into the thrombolytic market that has recently been declining due to the more widespread use of stents and the introduction of gpIIb/IIIa inhibitor products. Moreover, Retavase competes for use in the management of acute myocardial infarction with

TNKase™ and Activase from Genentech, a biotechnology company with significantly more resources and sales and marketing capabilities than we currently have available. While we believe our planned investment in additional sales and promotional efforts may increase the market acceptance of Retavase, there can be no assurance that we can increase the market share of Retavase, or that even if we are able to increase our market share, that the anti-thrombolytic market will not decline significantly regardless of our efforts. In addition, the product currently is marketed on behalf of Centocor by Scios, Inc. (Scios), a Johnson & Johnson company. We will require the cooperation of Centocor and Scios to successfully transfer the product to us and there can be no assurance that our sales and marketing efforts will be implemented in a timely manner or that we will be successful in achieving our projected sales levels.

We are required to undertake the complex manufacturing of Retavase through use of a number of third parties, and the transition may result in delays in obtaining regulatory approval or marketing for Retavase.

        As part of the acquisition of Retavase, we are required to manufacture this product for sale and distribution no later than 2011. Retavase is a biologic product currently manufactured through a multi-step process, including custom materials from Centocor, Diosynth Biotechnology and Roche. While ESP Pharma's agreement to purchase the rights to Retavase includes the acquisition of approximately 24 months of inventory, the manufacturing of this product for use as therapeutics in compliance with regulatory requirements will be complex, time-consuming and expensive. The eventual transfer of manufacturing could result in delays in regulatory approvals or in reduction or interruption of commercial sales and could impair our competitive position.

ESP Pharma relies on third party suppliers to provide for each of the products for sale. If we are unable to continue those manufacturing arrangements successfully or at a reasonable cost, our potential future results could suffer.

        We have not manufactured any of the ESP Pharma products and are not familiar with the manufacturing process for these products. ESP Pharma has existing long-term agreements with various third parties to supply its products. If there are supply problems with the third party manufacturers for the ESP Pharma products, in particular Cardene IV, there may not be sufficient supplies of Cardene IV to meet commercial demand, in which case our future results could suffer.

        In addition, reliance on a third-party manufacturer entails risks, including reliance on the third party for regulatory compliance and adhering to the FDA's current Good Manufacturing Practices, or cGMP requirements, the possible breach of the manufacturing agreement by the third party, and the possibility of termination or non-renewal of the agreement by the third party at a time that is costly or inconvenient to us. Failure of the third party manufacturers or us to comply with applicable regulations, including FDA pre-or post-approval inspections and cGMP requirements, could result in sanctions being imposed on us. These sanctions could include fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our products, delay, suspension or withdrawal of approvals, license revocation, product seizures or recalls, operational restrictions and criminal prosecutions, any of which could significantly and adversely affect our business.

Our profitability will depend in significant part upon ESP Pharma's continued successful operations.

        ESP Pharma was founded in April 2002. While ESP Pharma was profitable in 2003 and 2004, it has a short operating history and there can be no assurance that it will continue to achieve profitable results as part of the combined companies. PDL has incurred losses since inception and expects to continue to incur losses until, at the earliest, 2008, the currently anticipated date in which PDL could complete its first full year of sales of its antibody products. In order for the combined companies to achieve a cash flow positive rate by 2007, ESP Pharma's products must continue to grow in accordance with the internal projections of the companies.

ESP Pharma revenues are substantially dependent on a limited number of wholesalers and distribution partners, and such revenues may fluctuate from quarter to quarter based on the buying patterns of these wholesalers and distribution partners.

        ESP Pharma sells its products primarily to a limited number of national medical and pharmaceutical distributors and wholesalers with distribution centers located throughout the United States. During the year ended December 31, 2004, revenues from the sales of ESP Pharma products to its three largest U.S. wholesalers totaled approximately 87% of its net revenues. ESP Pharma's reliance on a small number of wholesalers and distribution partners could cause its revenues to fluctuate from quarter to quarter based on the buying patterns of these wholesalers and distribution partners. In addition, as of December 31, 2004, these three U.S. wholesalers represented approximately 91% of ESP Pharma's outstanding accounts receivable. If any of these wholesalers or international partners fails to pay ESP Pharma on a timely basis or at all, ESP Pharma's financial position and results of operations could be materially adversely affected.

Failure to achieve revenue targets or raise additional funds in the future may require the combined company to delay, reduce the scope of or eliminate one or more of its planned activities.

        The acquisition of ESP Pharma and certain rights to Retavase required cash payments of approximately $435 million. While we believe we have sufficient funds for our anticipated operations, we will need to generate significantly greater revenues to achieve and then maintain profitability on an annual basis. The product development, including clinical trials, manufacturing and regulatory approvals of PDL's and ESP Pharma's product candidates currently in development, and the acquisition and development of additional product candidates by us will require a commitment of substantial funds. Our future funding requirements, which may be significantly greater than we expect, depend upon many factors, including:

  •
  the extent to which Cardene IV is commercially successful;

  •
  the extent to which Retavase sales can be maintained or increased from recent historical levels;

  •
  the progress, level and timing of our research and development activities related to our clinical trials, in particular with respect to daclizumab, Nuvion and M200;

  •
  the cost and outcomes of regulatory submissions and reviews;

  •
  the continuation or termination of third party manufacturing or sales and marketing arrangements;

  •
  the cost and effectiveness of our sales and marketing programs;

  •
  the status of competitive products;

  •
  our ability to defend and enforce our intellectual property rights;

  •
  our ability to extend the patent protection of our currently marketed products; and

  •
  the establishment of additional strategic or licensing arrangements with other companies, or acquisitions.

ESP Pharma faces substantial competition, which may result in others discovering, developing or commercializing competing products before or more successfully than we do.

        Our industry is highly competitive. Our success will depend on our ability to acquire and develop products and apply technology, and our ability to establish and maintain markets for PDL's and ESP Pharma's products. Potential competitors of PDL and ESP Pharma in the U.S. and other countries include major pharmaceutical and chemical companies, specialized pharmaceutical companies and biotechnology firms, universities and other research institutions. For example, we are aware that The Medicines Company has a product currently in Phase III development, Clevelox™, which is an intravenous, short-acting calcium channel antagonist being developed in late-stage clinical trials for the short-term control of high blood pressure in the hospital setting. While The Medicines Company has recently terminated its Phase III studies of Clevelox, there can be no assurance that the ongoing or future clinical studies will not show superior benefits than those obtained with Cardene IV, or that The Medicines Company's sales and marketing efforts will not negatively impact Cardene IV.

        In addition, ESP Pharma product sales face significant competition from both brand-name and generic manufacturers that could adversely affect the future sales of its products. ESP Pharma has several marketed products that are generic versions of brand-name products. Additionally, ESP Pharma has brand-name products that are subject to competition from generic products. ESP Pharma faces competition in its marketed products from brand-name pharmaceutical companies and from companies focused on generic pharmaceutical markets. In addition, competitors may succeed in developing products and technologies that are more effective or less costly than the ESP Pharma products, or that would render the ESP Pharma products obsolete or noncompetitive.

ESP Pharma's ability to generate future revenue from products will be affected by reimbursement and drug pricing.

        Acceptable levels of reimbursement of drug treatments by government authorities, private health insurers and other organizations will have an effect on our ability to successfully commercialize, and attract collaborative partners to invest in the development of, ESP Pharma product candidates. We cannot be sure that reimbursement in the U.S. or elsewhere will be available for any products that we may develop or, if already available, will not be decreased in the future. If reimbursement is not available or is available only to limited levels, we may not be able to commercialize ESP Pharma's products, and may not be able to obtain a satisfactory financial return on ESP Pharma's products.

        Third-party payers increasingly are challenging prices charged for medical products and services. Also, the trend toward managed health care in the U.S. and the changes in health insurance programs, as well as legislative proposals to reform health care or reduce government insurance programs, may result in lower prices for pharmaceutical products, including products that ESP Pharma sells. Cost-cutting measures that health care providers are instituting, and the effect of any health care reform, could materially adversely affect our ability to sell any products that are successfully developed by PDL or ESP Pharma and approved by regulators. Moreover, we are unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on the ESP Pharma business.

A significant portion of ESP Pharma product sales result from off-patent products. If we are unable to maintain the cash flow returns from these products, our ability to achieve a cash flow positive position would be impacted.

        For the year ended December 31, 2004, approximately 34% of the ESP Pharma net product sales resulted from the sale of the off-patent products Tenex®, Sectral®, Ismo® and Declomycin. These products have accounted for a majority of the cash flow from operations of ESP Pharma. If sales of

Cardene IV do not perform as planned and we are unable to maintain the cash flow returns from these off-patent products, our ability to achieve positive cash flow from operations by 2007 could be delayed.

We will spend considerable time and money complying with federal and state regulations and, if we are unable to fully comply with such regulations, we could face substantial penalties.

        We may be subject, directly or through our customers, to extensive regulation by both the federal government, and the states and foreign countries in which we conduct our business. Laws that may directly or indirectly affect our ability to operate our business include, but are not limited, to the following:

  •
  the federal Anti-Kickback Law, which prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce either the referral of an individual, or furnishing or arranging for a good or service, for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs;

  •
  the federal False Claims Act, which imposes civil and criminal liability on individuals and entities who submit, or cause to be submitted, false or fraudulent claims for payment to the government;

  •
  the federal False Statements Statute, which prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services; and

  •
  state law equivalents to the Anti-Kickback Law and False Claims Act, which may not be limited to government reimbursed items;

        If our operations are found to be in violation of any of the laws described above or the other governmental regulations to which we or our customers are subject, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of our operations. Similarly, if the hospitals, physicians or other providers or entities with whom we do business are found non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on us. The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations, and additional legal or regulatory change. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management's attention from the operation of our business and damage our reputation.

RISKS RELATED TO THE NOTES

Our leverage as a result of our sale of the notes may harm our financial condition and results of operations.

        At December 31, 2004, we would have had approximately $507.5 million of outstanding debt as adjusted to reflect the issuance of the 2005 Notes and the approximately $250 million in principal outstanding under the notes. The notes do not restrict our future incurrence of indebtedness and we may incur additional indebtedness in the future. Our level of indebtedness will have several important effects on our future operations, including, without limitation:

  •
  we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

  •
  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

  •
  depending on the levels of our outstanding debt, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

        Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things:

  •
  to seek additional financing in the debt or equity markets;

  •
  to refinance or restructure all or a portion of our indebtedness, including the notes and the 2005 Notes;

  •
  to sell selected assets;

  •
  to reduce or delay planned capital expenditures; or

  •
  to reduce or delay planned operating expenditures, such as clinical trials.

        Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

The notes are subordinated to our senior indebtedness and are effectively subordinated to all liabilities of our subsidiaries.

        The notes are junior in right of payment to all of our existing and future senior indebtedness, including the 2005 Notes, and are effectively subordinated to all liabilities of our subsidiaries, including trade payables. However, payment to the holders of the notes from the proceeds of the US government securities pledged to the trustee as security for the exclusive ratable benefit of the holders of the notes, as described under "Description of notes—Security," will not be subordinated to any senior indebtedness or subject to the subordination restrictions described in this prospectus. As of December 31, 2004, our subsidiaries had approximately $7.9 million of indebtedness and other obligations that would effectively rank senior to the notes. The indenture governing the notes does not restrict the incurrence of senior indebtedness or other debt by us or our subsidiaries, nor does it restrict the issuance of liens on our property. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes, and, as a result, the notes are effectively subordinated to all indebtedness and other obligations of our subsidiaries with respect to our subsidiaries' assets. By reason of such subordination, except as described in "Description of Notes—Security," in the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of our business, our assets will be available to pay the amounts due on the notes only after all of our senior indebtedness has been paid in full, and, therefore, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. See "Description of notes—Subordination of notes."

We have made only limited covenants in the indenture, which may not protect your investment if we experience significant adverse changes in our financial condition or results of operations.

        The indenture governing the notes does not:

  •
  require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and, therefore, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our ability or the ability of any of our subsidiaries to incur additional indebtedness that is senior to or equal in right of payment to the notes;

  •
  restrict our ability or that of our subsidiaries to issue securities that would be senior to the common stock of our subsidiaries;

  •
  restrict our ability to pledge our assets or those of our subsidiaries; or

  •
  restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

        Therefore, you should not consider the covenants contained in the indenture as a significant factor in evaluating whether we will be able to comply with our obligations under the notes.

You may not be able to resell the notes or the common stock issuable upon conversion.

        We have agreed to keep the shelf registration statement, of which this prospectus constitutes a part, continuously effective under the Securities Act until such time as these are no longer any registrable securities covered thereby. Although we are obligated to register resales of the notes and the common stock issuable upon the conversion of the notes under the Securities Act for a limited period of time, we cannot assure you as to the ability of holders to sell their notes or the common stock issuable upon conversion of the notes or that the registration statement will be available to holders at all times. In addition, selling security holders may be subject to certain restrictions and potential liability under the Securities Act.

Illiquidity and the absence of a public market for the notes could cause purchasers of the notes to be unable to resell them for an extended period of time.

        The notes are eligible for trading on The PORTAL Market. Although we have been informed by the initial purchasers that they intend to make a market in the notes, they are not obligated to do so. The initial purchasers may cease their market-making at any time without notice. Although the notes are designated for trading on The PORTAL Market, an active trading market for the notes may not develop or, if such market develops, it could be very illiquid. The relatively small size of the original issue ($250.0 million) could have a negative impact on the liquidity of the notes.

        Holders of the notes may experience difficulty in reselling, or an inability to sell, the notes. If a market for the notes develops, any such market may be discontinued at any time. If a trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, the price of our common stock into which the notes are convertible, prevailing interest rates, our operating results, liquidity of the issue and the market for similar securities. Depending on the price of our common stock into which the notes are convertible, prevailing interest rates, liquidity of the issue, the market for similar securities and other factors, including our financial condition, the notes may trade at a discount from their principal amount.

We may not have sufficient cash to purchase the notes, if required, upon a repurchase event.

        Holders of the notes may require us to purchase all or any portion of their notes upon a repurchase event, which generally is defined as the occurrence of any of the following: (1) our common stock is not traded on a national securities exchange or listed for trading on an established automated over-the-counter trading market in the United States; (2) any person acquires 50% or more of the total voting power of all shares of our capital stock; (3) certain mergers, consolidations, sales or transfers involving us occur; or (4) our board of directors does not consist of continuing directors. In certain situations, holders of the notes will not have a repurchase right even if a repurchase event has occurred. See "Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Repurchase Event." In addition, we may not have sufficient cash funds to repurchase the notes upon such a repurchase event. Although there are currently no restrictions on our ability to pay the purchase price, future debt agreements may prohibit us from repaying the purchase price. If we are prohibited from repurchasing the notes, we could seek consent from our lenders at the time to repurchase the notes. If we are unable to obtain their consent, we could attempt to refinance their debt. If we were unable to obtain a consent or refinance the debt, we would be prohibited from repurchasing the notes upon a repurchase event. If we were unable to purchase the notes upon a repurchase event, it would result in an event of default under the indenture. An event of default under the indenture could result in a further event of default under our other then-existing debt. In addition, the occurrence of the repurchase event may be an event of default under our other debt, including the 2005 Notes, which could have a significant adverse affect on our financial condition.

We may not have the ability to raise the funds to repurchase the notes on the repurchase date.

        In August 2010, August 2013 and August 2018, holders of the notes may require us to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest to, but excluding, such date. For notes to be repurchased in August 2010, we must pay for the repurchase in cash, and we may pay for the repurchase of notes to be repurchased in August 2013 and August 2018, at our option, in cash, shares of our common stock or a combination of cash and shares of our common stock. We cannot assure you that there will be sufficient funds available for any required repurchases of these securities. In addition, the terms of any agreements related to borrowing which we may enter into from time to time may prohibit or limit our repurchase of notes or make our repurchase of notes an event of default under certain circumstances. If a repurchase event occurs at a time when a credit agreement prohibits us from purchasing the notes, we could seek the consent of the lender to purchase the notes or could attempt to refinance the debt covered by the credit agreement. If we do not obtain a consent, we may not repurchase the notes. Our failure to repurchase tendered notes would constitute an event of default under the indenture, which might also constitute a default under the terms of our other debt, including the 2005 Notes, which could have a significant adverse affect on our financial condition.

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

        If you hold notes, you are not entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes and in limited cases under the anti-dilution adjustments of the notes. For example, if an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

If any or all of our outstanding notes are converted into shares of our common stock, existing common stockholders will experience immediate dilution and, as a result, our stock price may go down.

        Our 2005 Notes and the notes are convertible, at the option of the holder, into shares of our common stock at varying conversion prices. We have reserved shares of our authorized common stock for issuance upon conversion of our 2005 Notes and the notes. If any or all of our 2005 Notes or the notes are converted into shares of our common stock, our existing stockholders will experience immediate dilution and our common stock price may be subject to downward pressure. If any or all of our 2005 Notes or the notes are not converted into shares of our common stock before their respective maturity dates, we will have to pay the holders of such notes the full aggregate principal amount of such notes then outstanding. Any such payment could have a material adverse effect on our cash position.

USE OF PROCEEDS

        We will not receive any proceeds from the sale by an securityholders of the notes or the shares of our common stock issuable upon conversion of the notes. See "Selling Securityholders."

PRICE RANGE OF COMMON STOCK

        Our common stock trades on The Nasdaq National Market under the symbol "PDLI." The following table sets forth for the periods indicated the high and low closing bid prices for our common stock as quoted on The Nasdaq National Market. On October 9, 2001, we effected a two-for-one stock split of our common stock in the form of a dividend of one share of Protein Design Labs, Inc. common stock for each share held at the close of business on September 18, 2001. Our stock began trading on a split-adjusted basis as of October 10, 2001.

	High	Low
2003
First Quarter	$9.90	$6.98
Second Quarter	18.91	7.49
Third Quarter	15.77	10.81
Fourth Quarter	18.10	12.53
2004
First Quarter	$25.08	$17.37
Second Quarter	27.23	16.47
Third Quarter	20.51	15.02
Fourth Quarter	20.76	17.49
2005
First Quarter	$20.85	$13.83
Second Quarter (through April 6)	15.85	15.12

        On April 6, 2005, the closing bid price quoted on The Nasdaq National Market for the common stock was $15.85 per share. On April 6, 2005, there were approximately 239 holders of record of our common stock. Because many of these shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

DIVIDEND POLICY

        We have never paid any cash dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future.

RATIO OF EARNINGS TO FIXED CHARGES

        The following summary is qualified by the more detailed information and historical consolidated financial statements, including the notes to those financial statements, appearing in the computation table found in Exhibit 12.1, appearing elsewhere, or incorporated by reference in this prospectus.

	Years Ended December 31,
	2000	2001	2002	2003	2004
Ratio of Earnings to Fixed Charges(1)	1.07	1.26	N/A	N/A	N/A

(1)
For purposes of computing this ratio of earnings to fixed charges, fixed charges consist of interest expensed and capitalized, and that portion of rental expense deemed to be representative of interest. Earnings consist of income or loss before income taxes, plus fixed charges less capitalized interest. Earnings are insufficient to cover fixed charges by $56.9 million in 2004, $132.0 million in 2003 and $15.0 million in 2002. As a result, the ratio of earnings to fixed charges has not been completed for any of these periods.

DESCRIPTION OF NOTES

        We issued the 2.75% Convertible Subordinated Notes due 2023 under an indenture dated as of July 14, 2003, between us and J.P. Morgan Trust Company, National Association, as trustee. The following summary of the terms of the notes, the indenture and the registration rights agreement does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of these documents. We will provide copies of the indenture and the registration rights agreement to prospective investors upon request, and they are also available for inspection at the office of the trustee. Those documents, and not this description, define your legal rights as a holder of the notes. For purposes of this summary, the terms "Protein Design Labs," "we," "us" and "our" refer only to Protein Design Labs, Inc. and not to any of its subsidiaries. References to "interest" shall be deemed to include "liquidated damages," unless the context otherwise requires.

GENERAL

        Except as described under "—Security," the notes constitute unsecured indebtedness and are subordinated in right of payment to our senior indebtedness as described under "—Subordination of notes." The notes are convertible into our common stock as described under "—Conversion Rights." Under the circumstances described under "—Holders may require us to repurchase their notes upon a repurchase event" and "—Purchase of notes by us at the holder's option," a holder may require us to purchase notes prior to maturity or redemption. The notes will be limited to $250,000,000 aggregate principal amount. Interest on the notes will be payable semi-annually on February 16 and August 16 of each year, with the first interest payment to be made on February 16, 2004, at the rate of 2.75% per annum, to the persons who are registered holders of the notes at the close of business on the preceding February 1 and August 1, respectively. Unless previously redeemed, repurchased or converted, the notes will mature on August 16, 2023. If any payment date with respect to the notes falls on a day that is not a business day, we will make that payment on the next succeeding business day. The payment made on the next succeeding business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

        The notes may be issued only in denominations of $1,000 and integral multiples thereof. Payments in respect of the notes represented by the global securities will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global securities. With respect to any notes subsequently issued in certificated form, we will make payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder's registered address.

        Holders may convert notes at the office of the conversion agent and may present notes for registration of transfer at the office of the registrar for the notes. The conversion agent and registrar for the notes initially will be the trustee. Interest on the notes will be paid on the basis of a 360-day year of twelve 30-day months. No sinking fund is provided for the notes. The indenture does not contain any financial covenants and does not limit our ability to incur additional indebtedness (including senior indebtedness), pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except, and only to the limited extent, as described under "—Holders may require us to repurchase their notes upon a repurchase event" and "—Consolidation, merger and sale of assets."

SECURITY

        On July 14, 2003, the closing date of the offering, we purchased US government securities in an aggregate amount equal to $20.7 million which is sufficient to provide for payment in full of the first six scheduled interest payments on the notes when due. The US government securities have been pledged to the trustee as security for the notes and for the exclusive ratable benefit of the holders of the notes (and not for the benefit of our other creditors) and will be held and invested by the trustee in accordance with the terms of the pledge agreement that we have entered into with the trustee. We refer to payments on the notes derived from the pledged US government securities as "permitted payments" in this prospectus. The US government securities have been pledged to the trustee for the exclusive ratable benefit of the holders of the notes, which is held by the trustee in a pledge account in accordance with a pledge agreement dated as of July 14, 2003 between Protein Design Labs and J.P. Morgan Trust Company in its capacity as trustee and a control agreement dated as of July 14, 2003 by and among Protein Design Labs and J.P. Morgan in its capacity as trustee and J.P. Morgan Chase Bank in its capacity as securities intermediary and depository bank. Immediately prior to each of the first six interest payment dates, the trustee will release from the pledge account proceeds sufficient to pay interest then due on the notes. We may also make additional payments to the trustee to ensure that sufficient funds are available to pay interest then due on the notes, if necessary. A failure to pay interest on the notes when due through the first six scheduled interest payment dates will constitute an event of default under the indenture. The pledged US government securities and the pledge account will also secure, to the extent available, the repayment of the principal amount on the notes. If prior to August 16, 2006:

  •
  an event of default under the notes or the indenture occurs and is continuing; and

  •
  the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding accelerate the notes by declaring the principal amount of the notes plus accrued and unpaid interest to be immediately due and payable (by written consent, at a meeting of holders of the notes or otherwise), except for the occurrence of an event of default relating to our bankruptcy, insolvency or reorganization, or that of any of our significant subsidiaries, upon which the notes will be accelerated automatically, then the proceeds from the pledged US government securities will be promptly released for payment to the holders of the notes, subject to the automatic stay provisions of bankruptcy law, if applicable. Distributions from the pledge account will be applied:

  •
  first, to any accrued and unpaid interest on the notes; and

  •
  second, to the extent available, to the repayment of a portion of the principal amount of the notes.

        If an event of default is not cured prior to the acceleration of the notes by the trustee or holders of the notes referred to above, the trustee and the holders of the notes will be able to accelerate the notes as a result of that event of default. For example, if the first two interest payments were made when due but the third interest payment was not made when due and the holders of the notes promptly exercised their right to declare the principal amount of the notes to be immediately due and payable, then, assuming the automatic stay provisions of bankruptcy law are not applicable and the proceeds of the pledged US government securities are promptly distributed from the pledge account:

  •
  an amount equal to the interest payment due on the third interest payment would be distributed from the pledge account as payment for accrued interest; and

  •
  the balance of the proceeds of the pledge account would be distributed as payment for a portion of the principal amount of the notes.

        In addition, holders would have an unsecured claim against us for the remainder of the principal amount of their notes.

        Once we make the first six scheduled interest payments on the notes, all of the remaining pledged US government securities and cash, if any, will be released to us from the pledge account, and the notes will thereafter be unsecured.

CONVERSION RIGHTS

        Holders of notes are entitled, at any time after the initial issuance of the notes and before the close of business on the date of maturity, subject to prior repurchase, to convert the notes or portions thereof (if the portions are $1,000 or whole multiples thereof) into 49.6618 shares of our common stock per $1,000 of principal amount of notes, subject to adjustment as described below. This rate results in an initial conversion price of approximately $20.14 per share. We will not issue fractional shares of common stock upon conversion of notes and instead will pay a cash adjustment based on the market price of the common stock on the last trading day prior to the conversion date.

        If a note is converted after the close of business on a record date for the payment of interest and prior to the next succeeding interest payment date, notes submitted for conversion must be accompanied by funds equal to the interest payable to the registered holder on the interest payment date on the principal amount of such notes submitted for conversion. We will then make the interest payment due on the interest payment date to the registered holder of the note on the record date. Notwithstanding the foregoing, any notes submitted for conversion need not be accompanied by any funds if they have been called for redemption.

        As soon as practicable following the conversion date, we will deliver through the conversion agent a certificate for the number of full shares of common stock into which any note is converted, together with any cash payment for fractional shares. For a discussion of the tax treatment of a holder receiving common shares upon surrendering notes for conversion, see "Certain US federal tax considerations—US holders—Conversion of the notes" and "Certain US federal tax considerations—Non-US holders—Conversion of the notes." We will adjust the conversion rate for:

  •
  dividends or distributions on shares of our common stock payable in shares of our common stock;

  •
  subdivisions, combinations or certain reclassifications of our common stock;

  •
  distributions to all or substantially all holders of our common stock of certain rights or warrants entitling them for a period of not more than 60 days to purchase common stock or securities convertible into common stock at a price per share less than the current market price at the time (provided, that the conversion rate will be readjusted to the extent the rights or warrants are not exercised prior to their expiration);

  •
  dividends or other distributions to all or substantially all holders of our common stock of shares of capital stock other than our common stock, evidences of indebtedness or other assets (other than cash dividends) or the dividend or other distribution to all or substantially all holders of our common stock of certain rights or warrants (other than those covered above) to purchase our securities; provided, however, that if these rights or warrants are only exercisable upon the occurrence of specified triggering events, then the conversion rate will not be adjusted until the triggering events occur;

  •
  cash dividends or distributions to all or substantially all holders of our common stock; or

  •
  distributions of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common stock, where such cash and the value of any such other consideration per share of our common stock exceeds the closing sale price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        If we distribute cash in accordance with the fifth bullet point above, then the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to the cash distribution by a fraction whose numerator is the 10-day average closing sales price of a share of our common stock on the record date and whose denominator is the same price per share on the record date less the amount of the distribution. We will not adjust the conversion rate, however, if we make provision for holders of notes to participate in the transaction without conversion.

        No adjustment in the effective conversion rate will be required unless the adjustment would require a change of at least 1% in the then effective conversion price; provided that any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.

        We may at any time increase the conversion rate by any amount for any period of time, provided that the then effective conversion price is not less than the par value of a share of our common stock, the period during which the increased rate is in effect is at least 20 days or such longer period as may be required by law and the increased rate is irrevocable during such period. We may also increase the conversion rate to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event. We are required to give at least 15 days' prior notice of any increase in the conversion rate.

        If we reclassify our common stock or are party to a consolidation, merger or binding share exchange, or a transaction involving the sale or other conveyance of all or substantially all of our assets, pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a note into common stock will be changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its note immediately prior to the transaction. This calculation will be based on the assumption that the holder would not have exercised any rights of election that the holder would have had as a holder of common stock to select a particular type of consideration. Any such change could substantially lessen or eliminate the value of the conversion privilege associated with the notes in the future. For example, if we were acquired in a cash merger, each note would be convertible into cash and would no longer be convertible into securities whose value would vary depending on our future prospects and other factors.

        There is no precise, established definition of the term "all or substantially all of our assets" under applicable law. Accordingly, there may be uncertainty as to whether the foregoing provision would apply to a sale or other conveyance of less than all of our assets.

        If we implement a stockholders' rights plan, we will be required under the indenture to provide that the holders of notes will receive the rights upon conversion of the notes, whether or not these rights were separated from the common stock prior to conversion. Except as stated above, the number of shares issuable on conversion will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or carrying the right to purchase any of the foregoing.

        In the event of:

  •
  a taxable distribution to holders of shares of common stock which results in an adjustment of the conversion rate; or

  •
  an increase in the conversion rate at our discretion,

the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to US federal income tax as a dividend. See "Certain US federal tax considerations—US holders—Adjustment to conversion price." A note for which a holder has delivered a notice, as described below, requiring its repurchase may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture.

REDEMPTION OF NOTES AT OUR OPTION

        Prior to August 16, 2008, we cannot redeem the notes. On or after August 16, 2008, we will have the option to redeem the notes, in whole or in part, on any date not less than 30 nor more than 60 days after the mailing of a redemption notice to each holder of notes to be redeemed at the holder's address in the security register for a price equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. However, if a redemption date is an interest payment date, the semi-annual payment of interest becoming due on such date will be payable to the holder of record on the relevant record date and the redemption price will not include such interest payment.

        If we will redeem less than all of the outstanding notes, the trustee will select the notes to be redeemed in integral multiples of $1,000 principal amount by lot, on a pro rata basis or in accordance with any other method the trustee considers fair and appropriate. If a portion of a holder's notes is selected for partial redemption and the holder converts a portion of the notes, the converted portion shall be deemed to be the portion selected for redemption.

PURCHASE OF NOTES BY US AT THE HOLDER'S OPTION

        On each of August 16, 2010, August 16, 2013 and August 16, 2018 (each, a "purchase date"), a holder shall have the option to require us to purchase, at a price equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date, all or a portion of such holder's outstanding notes for which the holder has given, and not withdrawn, a written purchase notice, subject to certain additional conditions. Holders may submit their written purchase notice to the paying agent at any time from the opening of business on the date that is 20 business days prior to the purchase date until the close of business on the business day immediately preceding the purchase date. We will pay the purchase price for notes to be purchased on August 16, 2010 in cash. We will pay the purchase price for notes to be purchased on August 16, 2013 and August 16, 2018 in cash, shares of our common stock or a combination of cash and shares of our common stock, solely at our option, provided that we will pay any accrued and unpaid interest in cash. The number of shares of our common stock a holder will receive will equal the portion of the purchase price to be paid in shares of our common stock divided by the average of the closing sale price of our common stock for the 10 trading days immediately preceding, and including, the third business day immediately preceding the purchase date, subject to the provisions of the indenture. The closing sale price of our common stock used in this calculation will be adjusted appropriately in the event of a stock split, stock dividend or a subdivision or combination of our common stock or a similar event that occurs during such 10 trading days. Because this average closing sale price of our common stock is determined before the purchase date, holders bear the market risk that our common stock will decline in value between the date this average sale price is determined and the purchase date. Upon determining the actual number of shares of our common stock to be paid to purchase the notes, we will disseminate a press release through PR Newswire containing this information or publish the information on our website or through such other public medium as we may use at that time.

        Notwithstanding the above, we may not pay the purchase price in shares of our common stock, or a combination of cash and shares of our common stock, unless we satisfy certain conditions, as provided in the indenture, before the close of business on the business day immediately preceding the purchase date, including the following:

  •
  registering the shares of our common stock to be issued as payment for the notes to be purchased under the Securities Act;

  •
  qualifying the shares of our common stock to be issued as payment for the notes to be purchased under applicable state securities laws, if necessary; and

  •
  listing the shares of our common stock to be issued as payment for the notes to be purchased on a US national securities exchange or qualifying the shares for quotation on The Nasdaq National Market.

        For a discussion of the tax treatment of a holder receiving cash, shares of our common stock or a combination of cash and shares of our common stock, see "Certain US federal tax considerations."

        We will be required to give notice on a date not less than 20 business days prior to each purchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating, among other things:

  •
  the amount of the purchase price; and

  •
  the procedures that holders must follow to require us to purchase their notes.

        With respect to notes to be purchased on August 16, 2013 or August 16, 2018, the notice shall also state:

  •
  whether we will pay the purchase price of the notes in cash, shares of our common stock or a combination of cash and shares of our common stock, specifying the percentages of each; and

  •
  if we elect to pay with shares of our common stock, the method of calculating the price of our common stock.

        The purchase notice of holders electing to require us to purchase notes shall state:

  •
  the certificate numbers of the holder's notes to be delivered for purchase;

  •
  the portion of the principal amount of notes to be purchased, which must be an integral multiple of $1,000; and

  •
  that we are to purchase the notes pursuant to the applicable provisions of the notes.

        With respect to notes to be purchased on August 16, 2013 or August 16, 2018, the purchase notice shall also state:

  •
  in the event we elect, pursuant to our notice to holders described above, to pay the purchase price in shares of our common stock, in whole or in part, but the purchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment of the purchase price or portion of the purchase price in shares of our common stock is not satisfied before the close of business on the business day immediately preceding the purchase date, whether the holder elects:

  •
  to withdraw the purchase notice as to some or all of the notes to which it relates, stating such amount to be so withdrawn, which amount must be an integral multiple of $1,000; or

  •
  to receive cash in respect of the entire purchase price for all notes subject to the purchase notice.

        If the holder fails to indicate the holder's choice with respect to the election described in the bullet point above, the holder will be deemed to have elected to receive cash in respect of the entire purchase price for all notes subject to the purchase notice.

        A holder may withdraw a purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the purchase date. The notice of withdrawal shall state:

  •
  the principal amount being withdrawn, which must be an integral multiple of $1,000;

  •
  the certificate numbers of the notes being withdrawn; and

  •
  the principal amount, if any, of the notes that remain subject to the purchase notice.

        In connection with any purchase offer, we will, if required:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

  •
  file a Schedule TO or any other required schedule under the Exchange Act.

        Payment of the purchase price for a note for which a purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. Payment of the purchase price for the note will be made as soon as practicable but in no event more than three business days after the later of the purchase date or the date the note is delivered.

        If the paying agent holds money and/or shares of our common stock, as applicable, sufficient to pay a note's purchase price on the purchase date in accordance with the indenture, then, immediately after the purchase date, the note will cease to be outstanding and cash interest on such note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the note's holder shall terminate, other than the right to receive the purchase price upon delivery of the note.

        We cannot assure you that we would have the financial resources, or would be able to arrange for financing, to pay the purchase price for all notes delivered by holders seeking to exercise the purchase right. Further, our payment of the purchase price could be prohibited under the indenture's subordination provisions or the terms of our existing or future indebtedness. Our failure to purchase the notes when required would result in an event of default with respect to the notes. Such event of default may, in turn, cause a default under our senior indebtedness. For more details, see "Subordination of notes."

        We will not be able to purchase the notes at the holders' option if an event of default exists with respect to the notes, other than a default in the payment of the purchase price with respect to such notes.

HOLDERS MAY REQUIRE US TO REPURCHASE THEIR NOTES UPON A REPURCHASE EVENT

        If a repurchase event (as described below) occurs, each holder will have the right, at its option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder's notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes tendered, plus any accrued and unpaid interest to, but excluding, the repurchase date. We will be required to repurchase the notes no later than 30 days after notice of a repurchase event has been mailed as described below. We refer to this date as the "repurchase date."

        Within 15 days after the occurrence of a repurchase event, we must mail to the trustee and to all holders of notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the repurchase event, which notice must state, among other things:

  •
  the events causing the repurchase event;

  •
  the date of such repurchase event;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the repurchase price;

  •
  the repurchase date;

  •
  the name and address of the paying agent and the conversion agent;

  •
  the conversion rate and any adjustments to the conversion rate that will result from the repurchase event;

  •
  that notes with respect to which a repurchase notice is given by a holder may be converted, if otherwise convertible, only if the repurchase notice has been withdrawn in accordance with the indenture; and

  •
  the procedures that holders must follow to exercise these rights.

        To exercise this right, the holder must transmit to the paying agent a written repurchase notice, and the paying agent must receive it no later than the close of business on the business day immediately preceding the repurchase date. The notice must state:

  •
  the certificate numbers of the notes to be delivered by the holder, if applicable;

  •
  the portion of the principal amount of notes to be repurchased, which portion must be an integral multiple of $1,000; and

  •
  that such notes are being tendered for repurchase pursuant to the repurchase event repurchase provisions of the indenture.

        A holder may withdraw any repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

  •
  the principal amount of notes being withdrawn, which must be an integral multiple of $1,000;

  •
  the certificate numbers of the notes being withdrawn, if applicable; and

  •
  the principal amount, if any, of the notes that remain subject to a repurchase notice.

        Our obligation to pay the repurchase price for a note for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after the delivery of such repurchase notice. We will cause the repurchase price for such note to be paid promptly following the later of the repurchase date or the time of delivery of such note.

        If the paying agent holds money sufficient to pay a note's repurchase price on the repurchase date in accordance with the indenture, then, immediately after the repurchase date, the note will cease to be outstanding, and interest on such note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the note's holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

        A "repurchase event" shall be deemed to have occurred upon the occurrence of either a "change in control" or a "termination of trading."

        A "change in control" will be deemed to have occurred at such time as:

  •
  any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock entitled to vote generally in the election of directors ("voting stock");

  •
  at any time the following persons cease for any reason to constitute a majority of our board of directors:

  •
  individuals who on the issue date of the notes constituted our board of directors; and

  •
  any new directors whose election to our board of directors or whose nomination for election by our stockholders was approved by at least a majority of the directors then still in office who were directors on the issue date of the notes or whose election or nomination for election was previously so approved;

  •
  we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, in any such event other than pursuant to a transaction in which the persons that "beneficially owned," directly or indirectly, the shares of our voting stock immediately prior to such transaction, "beneficially own," directly or indirectly, immediately after such transaction, shares of our voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving corporation;

  •
  the sale, lease, transfer or other conveyance or disposition of all or substantially all of our assets or property to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

  •
  we are liquidated or dissolved, or our stockholders approve any plan or proposal for our liquidation or dissolution.

        However, a change in control will not be deemed to have occurred if:

  •
  the closing sales price of our common stock for each of any five trading days during the 10 trading days immediately preceding the change in control is equal to at least 105% of the conversion price in effect on such trading day;

  •
  in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' or appraisal rights) in the merger or consolidation constituting the change in control consists of common stock traded on a US national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such change in control) and as a result of such transaction or transactions the notes become convertible solely into such common stock; or

  •
  in the case of a qualifying foreign merger (as described under "—Consolidation, merger and sale of assets"), all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' or appraisal rights) in the qualifying foreign merger constituting the change in control consists of common stock or American Depository Shares representing such common stock traded on a US national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such change in control) and as a result of such transaction or transactions the notes become convertible solely into such common stock or American Depository Shares.

        There is no precise, established definition of the term "all or substantially all of our assets" under applicable law. Accordingly, there may be uncertainty as to whether the foregoing provisions would apply to a sale or other conveyance of less than all of our assets.

        A "termination of trading" shall occur if our common stock (or other common stock into which the notes are then convertible) is neither listed for trading on a US national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States. A "termination of trading" shall not be deemed to have occurred solely by reason of our having engaged in a qualifying foreign merger, so long as, immediately after such merger, the holders shall have the right to convert their notes solely into common stock or American Depository Shares representing such common stock traded on a US national securities exchange or quoted on The Nasdaq

National Market, until such time as the common stock or American Depository Shares on such common stock into which the notes are solely convertible are no longer so traded or quoted.

        We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all notes delivered by holders seeking to exercise the repurchase right. Further, our payment of the repurchase price could be prohibited under the indenture's subordination provisions or the terms of our existing or future indebtedness. Our failure to repurchase the notes when required would result in an event of default with respect to the notes, whether or not such repurchase is permitted by the subordination provisions. Such event of default may, in turn, cause a default under our senior indebtedness. For more details, see "Subordination of notes." We will not be able to repurchase the notes for cash at the holders' option if an event of default exists with respect to the notes, other than a default in the payment of the repurchase price with respect to such notes.

        In connection with any repurchase event offer, we will to the extent applicable:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

  •
  file a Schedule TO or any other required schedule under the Exchange Act.

        The notes' repurchase feature would not necessarily protect holders of the notes from the adverse effects on them of highly leveraged or other transactions involving us. In addition, the repurchase feature of the notes may in certain circumstances make more difficult or discourage our takeover. We are not aware, however, of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise.

SUBORDINATION OF NOTES

        The payment of principal of, and premium, if any, and liquidated damages, if any, and interest on, the notes, other than permitted payments, is subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash or cash equivalents of all senior indebtedness, whether outstanding on the date of the indenture or thereafter incurred. Except for permitted payments, the notes also are effectively subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations, if any.

        In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relating to us or to our assets, or any liquidation, dissolution or other winding-up of us, whether voluntary or involuntary, or any assignment for the benefit of our creditors or other marshaling of our assets or liabilities, the senior indebtedness must be paid in full in cash or cash equivalents, or provision must be made for such payment in full, before any payment or distribution of any kind or character on account of principal of, or premium, if any, or liquidated damages, if any, or interest on, the notes is made.

        No payment or distribution of any of our assets of any kind or character, whether in cash, property or securities, other than permitted payments, may be made by us or on our behalf on account of the principal of, or premium, if any, liquidated damages, if any, or interest on, the notes or on account of the redemption, repurchase or other acquisition of notes, upon the occurrence of any payment default in respect of designated senior indebtedness until such payment default has been cured or waived in writing or has ceased to exist or such designated senior indebtedness has been discharged or paid in full in cash or cash equivalents. A "payment default" means a default in payment, whether at scheduled maturity, upon a scheduled installment, by acceleration or otherwise, of principal of, or premium, if any, or interest on, designated senior indebtedness beyond any applicable grace period. "Designated senior indebtedness" means our obligations under any particular senior indebtedness that expressly provides that it is "designated senior indebtedness" for purposes of the indenture.

        No payment or distribution of any of our assets of any kind or character, whether in cash, property or securities, other than permitted payments, may be made by us or on our behalf on account of principal of, or premium, if any, liquidated damages, if any, or interest on, the notes or on account of the redemption, repurchase or other acquisition of notes for the period specified below (a "payment blockage period"), upon the occurrence of any default or event of default with respect to any designated senior indebtedness, other than a payment default, pursuant to which maturity thereof may be accelerated (a "non-payment default") and receipt by the trustee of written notice thereof from us or a representative of holders of such designated senior indebtedness (a "payment blockage notice"). A payment blockage period will commence on the date that the trustee receives written notice from us or a representative of holders of the designated senior indebtedness to which the non-payment default relates, and shall end on the earliest of:

  •
  179 days thereafter, provided that the designated senior indebtedness to which the non-payment default relates has not theretofore been accelerated;

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  the date on which such non-payment default is cured or waived or ceases to exist;

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  the date on which such designated senior indebtedness is discharged or paid in full; or

  •
  the date on which such payment blockage period shall have been terminated by written notice to the trustee from the representative initiating such payment blockage period,

after which we will resume making any and all required payments in respect of the notes, including any missed payments. Not more than one payment blockage period may be commenced during any period of 365 consecutive days. No non-payment default that existed or was continuing on the date a payment blockage period started can be the basis for the commencement of a subsequent payment blockage period, unless such non-payment default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial payment blockage period.

        By reason of the foregoing subordination provisions, funds which would otherwise be payable to holders of the notes may be paid over to holders of senior indebtedness. As a result of the subordination provisions, holders of notes may recover less, ratably, than holders of senior indebtedness.

        The notes will also be effectively subordinated to all liabilities, including trade payables and lease obligations, if any, of our subsidiaries. Our right to receive the assets of any of our subsidiaries upon its liquidation or reorganization, and the consequent right of the holders of the notes to participate in these assets, will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in such subsidiary's assets and any indebtedness of such subsidiary that is senior to that held by us.

        Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make any funds available therefor, whether by dividends, loans or other payments. In addition, our subsidiaries' payment of dividends and making of loans and advances to us may be subject to statutory, contractual or other restrictions and would depend upon their earnings or financial condition and would be subject to various business considerations. As a result, we may be unable to gain access to our subsidiaries' cash flow and assets.

        The indenture does not limit the amount of additional indebtedness, including senior indebtedness, which we can create, incur, assume or guarantee. Also, it does not limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

        "Senior indebtedness" is defined in the indenture as all "indebtedness" (as defined below) of ours outstanding at any time, except (i) the notes, (ii) indebtedness that by its terms provides that it is not "senior" in right of payment to the notes and (iii) indebtedness that by its terms provides that it is

"pari passu" or "junior" in right of payment to the notes. Senior indebtedness does not include indebtedness for trade payables or any account payable or other accrued current liability or obligation we incur in the ordinary course of business in connection with the obtaining of materials or services. In addition, senior indebtedness does not include our indebtedness to any of our subsidiaries, except for amounts due under our lease agreement with Fremont Holding L.L.C., our wholly-owned subsidiary.

        "Indebtedness" of any person is defined as the principal of, premium, if any, and interest on, and all other obligations in respect of:

          (a)   all of such person's indebtedness for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities);

          (b)   all obligations (other than trade payables) such person incurs in acquiring (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) any business, real property or other assets;

          (c)   all of such person's reimbursement obligations with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

          (d)   all of such person's capital lease obligations and facility leases between such person as lessee and a subsidiary of such person as lessor;

          (e)   all of such person's net obligations under interest rate swap, currency exchange or similar agreements to which it is a party;

          (f)    all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person's obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor;

          (g)   guarantees by such person of indebtedness described in clauses (a) through (f) of another person, pledges of any of such person's assets as security for another person's indebtedness; and

          (h)   all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee, pledge or liability of the kind described in clauses (a) through (g).

CONSOLIDATION, MERGER AND SALE OF ASSETS

        The indenture provides that we may not consolidate with or merge with or into any other person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to another person (whether in a single transaction or series of related transactions), unless, among other things:

  •
  the resulting, surviving or transferee person is (A) a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia, or (B) a corporation, limited liability company, partnership or trust organized and existing under the laws of a jurisdiction outside the United States; provided, however, that in the case of a transaction where the resulting, surviving or transferee person is organized under the laws of a foreign jurisdiction, we may not consummate the transaction unless (v) such person has common stock or American Depository Shares representing such common stock traded on a national securities exchange in the United States or quoted on The

    Nasdaq National Market; (w) such person has a worldwide total market capitalization of its equity securities (before giving effect to such consolidation, merger or disposition) of at least $5 billion; (x) such entity has consented to service of process in the United States; (y) we have made provision for the satisfaction of our obligations to repurchase notes following a repurchase event, if any; and (z) we have obtained an opinion of tax counsel experienced in such matters to the effect that, under the then-existing US federal tax laws, there would be no material adverse tax consequences to holders of the notes resulting from such transaction (we refer to a transaction that satisfies these conditions as a "qualifying foreign merger" in this prospectus);

  •
  such person assumes all of our obligations under the notes and the indenture; and

  •
  we or such successor person shall not immediately thereafter be in default under the indenture.

        Upon the assumption of our obligations by such a person in such circumstances, except in the case of a lease, we shall be discharged from all of our obligations under the notes and the indenture.

        Certain of the foregoing transactions could constitute a repurchase event permitting holders to require us to repurchase notes as described in "—Holders may require us to repurchase their notes upon a repurchase event."

EVENTS OF DEFAULT

        The following are events of default under the indenture:

  •
  if we fail to pay the principal of or premium, if any, on any note when due, whether at maturity, upon redemption, on the purchase date with respect to a purchase at the option of the holder, on a repurchase date with respect to a repurchase event or otherwise (even if such payment is prohibited by the indenture's subordination provisions);

  •
  if we fail to pay an installment of interest or liquidated damages, if any, on the notes, when due, if such failure continues for 30 days after the date when due (even if such payment is prohibited by the indenture's subordination provisions); provided, that a failure to make any of the first six scheduled interest payments on the notes within three business days of the applicable interest payment date will constitute an event of default with no additional grace or cure period;

  •
  if we fail to provide timely notice as described under "—Purchase of notes by us at the holder's option" or under "—Holders may require us to repurchase their notes upon a repurchase event";

  •
  if we fail to comply with any other term, covenant or agreement contained in the notes or the indenture and such failure continues for 60 days following notice to us by the trustee or to the trustee and us by holders of not less than 25% in aggregate principal amount of the notes then outstanding in accordance with the indenture;

  •
  if we fail to perform or observe any of our obligations under the pledge agreement (and related agreements), or if our representations and warranties set forth in such agreements fail to be true and correct, in all material respects, when deemed made;

  •
  if the pledge agreement ceases to be in full force and effect or enforceable in accordance with its terms;

  •
  failure by us or any of our subsidiaries to pay final judgments, the uninsured portion of which aggregates in excess of $10.0 million, which judgments are not paid, discharged or stayed, for a period of 30 days;

  •
  default by us or any of our subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed, in the aggregate principal amount then outstanding of $15.0 million or more, or acceleration of any indebtedness for money borrowed in such aggregate principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded or such default is not cured within 30 days after notice to us by the trustee or to the trustee and us by holders of not less than 25% in aggregate principal amount of notes then outstanding in accordance with the indenture; and

  •
  certain events of bankruptcy, insolvency or reorganization affecting us or any of our subsidiaries that is a "significant subsidiary" (as defined in Regulation S-X under the Exchange Act) or any group of subsidiaries of ours that in the aggregate would constitute a "significant subsidiary."

        If an event of default exists, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes plus accrued and unpaid interest, if any, on the notes through the date of such declaration to be immediately due and payable. In the case of certain events of default involving our bankruptcy, insolvency or reorganization, the principal amount of the notes plus accrued and unpaid interest, if any, accrued thereon through the occurrence of such event of default shall automatically become immediately due and payable.

        After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind such acceleration if all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived.

        Subject to the indenture's provisions relating to the trustee's duties, if an event of default exists, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless they have offered to the trustee reasonable indemnity. Subject to the indenture, applicable law and the trustee's indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

        No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request within 60 days after such notice, request and offer.

        However, the above limitations do not apply to a holder's suit to enforce payment of the principal of or any premium or interest on any note on or after the applicable due date or the right to convert the note in accordance with the indenture.

        Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default and its consequences other than:

  •
  our failure to pay principal, premium, interest or liquidated damages on any note when due;

  •
  our failure to convert any note into common stock following delivery of a conversion notice; or

  •
  our failure to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

        We are required to promptly notify the trustee upon learning of any event of default. In addition, we are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

MODIFICATION AND WAIVER

        The indenture may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance with any provision of the indenture. Notwithstanding the foregoing, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding note if it would:

  •
  change the stated maturity of the principal of, or the payment date of any installment of interest or liquidated damages payable on, any note;

  •
  reduce the principal amount of, or any premium or interest or liquidated damages on, any note;

  •
  reduce the amount of principal payable upon acceleration of the maturity of any note;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any note;

  •
  impair the right to institute suit for the enforcement of any payment on, or with respect to, any note;

  •
  modify the provisions of the indenture relating to the right of the holders to require us to purchase notes at their option or upon a repurchase event, in a manner adverse to holders;

  •
  modify the subordination provisions in a manner adverse to the holders of notes;

  •
  adversely affect the holders' rights to convert notes other than as provided in the indenture;

  •
  reduce the percentage in principal amount of outstanding notes required to modify or amend any indenture provision;

  •
  reduce the percentage in principal amount of outstanding notes needed to waive compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  modify the provisions of the indenture with respect to modification and waiver (including waiver of events of default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

        Without the holders' consent, we and the trustee may enter into supplemental indentures for any of the following purposes:

  •
  to evidence a successor to us and such successor's assumption of our obligations under the indenture and the notes;

  •
  to add to our covenants for the holders' benefit or to surrender any right or power conferred upon us;

  •
  to secure our obligations in respect of the notes;

  •
  to make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture;

  •
  to make any changes or modifications to the indenture needed in connection with the registration of the public offer and sale of the notes under the Securities Act pursuant to the registration rights agreement or the qualification of the indenture under the Trust Indenture Act;

  •
  to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not adversely affect any holder's rights; or

  •
  to add or modify any other provisions which we and the trustee jointly deem necessary or desirable and which will not adversely affect any holder's rights.

        The holders of a majority in principal amount of the outstanding notes may, on behalf of the holders of all notes:

  •
  waive our compliance with restrictive provisions of the indenture, as detailed in the indenture; and

  •
  waive any past default under the indenture and its consequences, except a default in the payment of principal of, or premium, interest or liquidated damages on, the notes or in the payments of the redemption price, the purchase price or the repurchase price or a default with respect to our obligation to deliver shares of common stock upon conversion of any note or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

DISCHARGE

        We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether at stated maturity or any redemption date, purchase date, repurchase date or otherwise, cash sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

CALCULATIONS IN RESPECT OF NOTES

        We are responsible for making all calculations called for under the notes. These calculations include determining the average market prices of the notes and of our common stock and amounts of interest payments payable on the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification.

RULE 144A INFORMATION

        We have agreed in the indenture to furnish to the beneficial owners of the notes, and prospective purchasers of the notes designated by such beneficial owners, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act if, at any time while the notes or the common stock issuable upon conversion of the notes are restricted securities within the meaning of the Securities Act, we are not subject to the informational requirements of the Exchange Act.

REPORTS TO TRUSTEE

        We will regularly furnish to the trustee copies of our annual report to stockholders, containing audited financial statements, and any other financial reports which we furnish to our stockholders.

UNCLAIMED MONEY

        If money deposited with the trustee or paying agent for the payment of principal or interest remains unclaimed for two years, the trustee and paying agent shall notify us and shall pay the money back to us at our written request. Thereafter, holders of notes entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent shall cease.

PURCHASE AND CANCELLATION

        All notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All notes delivered to the trustee for cancellation will be cancelled promptly by the trustee. No notes will be authenticated in exchange for any notes cancelled as provided in the indenture.

        We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. Any notes purchased by us, may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

REPLACEMENT OF NOTES

        We will replace mutilated, destroyed, stolen or lost notes at the holder's expense upon delivery to the trustee of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to the trustee and us. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

TRUSTEE AND TRANSFER AGENT

        The trustee for the notes is The J.P. Morgan Trust Company, National Association and has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the notes.

        The holders of a majority in principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would use under the circumstances in the conduct of his or her own affairs. The trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to the trustee against any loss, liability, or expense.

        The transfer agent for our common stock is Mellon Investor Services, L.L.C.

LISTING AND TRADING

        The notes are eligible for trading on The PORTAL Market. Our common stock is listed on The Nasdaq National Market under the symbol "PDLI."

FORM, DENOMINATION AND REGISTRATION OF NOTES

General

        The notes are issued in denominations of $1,000 and integral multiples thereof, in the form of global securities, as further provided below.

        The trustee is not required:

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  to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed, or

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  to register the transfer of or exchange any note that has been selected for redemption or for which the holder has delivered, and not withdrawn, a repurchase notice or purchase notice, except, in the case of a partial redemption or repurchase, that portion of the notes not being redeemed or repurchased.

        See "—Global securities," "—Certificated securities" and "Notice to investors" for a description of additional transfer restrictions applicable to the notes.

        No service charge will be imposed in connection with any transfer or exchange of any note, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global securities

        Global securities have been deposited with the trustee as custodian for The Depository Trust Company (DTC) and registered in the name of DTC or a nominee for DTC.

        Except in the limited circumstances described below and in "—Certificated securities," holders of notes will not be entitled to receive notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

        The global securities have been accepted by DTC in its book-entry settlement system. The custodian and DTC will electronically record the principal amount of notes represented by global securities held within DTC. Beneficial interests in the global securities are shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture and the notes. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC's applicable procedures and the applicable procedures of its direct and indirect participants.

        Payments of principal and interest under each global security will be made to DTC's nominee as the registered owner of such global security. We expect that the nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

Certificated securities

        If DTC notifies us that it is unwilling or unable to continue as depositary for a global security and a successor depositary is not appointed by us within 90 days of such notice, or an event of default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global security for one or more certificated securities registered in the name of the owner of such beneficial interest, as identified by DTC.

Same-day settlement and payment

        The indenture requires that payments in respect of the notes represented by global securities be made by wire transfer of immediately available funds to the accounts specified by holders of the global securities. With respect to notes in certificated form, we will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder's registered address.

        The notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        The information described above concerning DTC has been obtained from sources that we believe to be reliable, but neither we nor the trustee take any responsibility for the accuracy thereof.

        Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, they are under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

        We and the initial purchasers have entered into a registration rights agreement dated as of July 14, 2003. Pursuant to the registration rights agreement, we have agreed to use our reasonable best efforts to keep a shelf registration statement continuously effective under the Securities Act until such time as there are no longer any registrable securities covered thereby.

        Notwithstanding the foregoing, we are permitted to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed 30 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under certain circumstances and subject to certain conditions (any period during which offers and sales are prohibited being referred to as a "suspension period"). "Registrable securities" means each note and any underlying share of common stock until the earlier of (x) the date on which such note or underlying share of common stock has been effectively registered under the Securities Act and disposed of pursuant to the shelf registration statement and (y) the date which is two years after the later of the date of original issue of such notes and the last date that we or any of our affiliates was the owner of such notes (or any predecessor thereto), or such other period of time as such note or underlying share of common stock may be resold without restriction pursuant to Rule 144(k) under the Securities Act or any successor provision thereto.

        Holders of registrable securities are required to deliver certain information to be used in connection with, and to be named as selling security holders in, the shelf registration statement in order to have their registrable securities included in the shelf registration statement. We have previously provided such holders a form of notice and questionnaire to be completed and delivered by each holder interested in selling securities pursuant to the shelf registration statement. Any holder that does not complete and deliver a questionnaire or provide the information required thereby will not be named as a selling securityholder in the registration statement, will not be permitted to sell any registrable securities held by such holder pursuant to the registration statement and will not be entitled to receive any of the liquidated damages described in the following paragraph. We cannot assure you that we will be able to maintain an effective and current registration statement as required.

        The absence of such a registration statement may limit a holder's ability to sell such registrable securities or adversely affect the price at which such registrable securities can be sold.

        If:

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  we fail, with respect to a holder that supplies the questionnaire described below after the effective date of the shelf registration statement, to supplement or amend the shelf registration statement, or file a new registration statement, in accordance with the terms of the registration rights agreement in order to add such holder as a selling securityholder; or

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  the shelf registration statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or usable for the offer and sale of registrable securities for a period of time (including any suspension period) which shall exceed 30 days in the aggregate in any three-month period or 90 days in the aggregate in any 12-month period,

(each such event referred to in the bullets above being referred to as a "registration default") we will pay liquidated damages to each holder of registrable securities included in the registration statement who has provided the required selling securityholder information to us (or in the case of the third bullet point above, the applicable holder(s)). The amount of liquidated damages payable during any period during which a registration default shall have occurred and be continuing is:

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  in the case of notes, at a rate per year equal to 0.25% for the first 90-day period, increasing with respect to each 90-day period thereafter by an additional 0.25%, up to a maximum rate per year of 0.75% of the aggregate principal amount of the notes, or

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  in the case of common stock issued upon conversion of the notes, at an equivalent rate based upon the conversion rate.

        So long as a registration default continues, we will pay additional liquidated damages in cash on February 16 and August 16 of each year to each holder of record of notes or shares of common stock issued upon conversion of the notes, as the case may be, and entitled to receive liquidated damages, on the immediately preceding February 1 or August 1, as the case may be. Following the cure of a registration default, liquidated damages will cease to accrue with respect to such registration default.

        The registration rights agreement provides that we will use our reasonable best efforts to cause the shelf registration statement to be effective until such time as all of the notes and underlying common stock cease to be registrable securities.

        A holder of registrable securities that does not provide us with a completed questionnaire or the information called for thereby prior to the date that is two business days before effectiveness of the shelf registration statement may thereafter provide us with a completed questionnaire, following which we will, as promptly as reasonably practicable, but in any event within five business days of such receipt (subject to certain qualifications set forth in the registration rights agreement), file a supplement to the prospectus relating to the registration statement or, if required, file a post-effective amendment or a new shelf registration statement in order to permit resales of such holder's registrable securities; provided, however, that if a post-effective amendment or a new registration statement is required in order to permit resales by holders seeking to include registrable securities in the registration statement following the effectiveness of the original shelf registration statement, we will not be required to file more than one post-effective amendment or new registration statement for such purpose in any 45-day period. We understand that the SEC may not permit selling securityholders to be added to the shelf registration statement after it is declared effective by means of a supplement to the prospectus relating thereto. Accordingly, to the extent that a holder does not deliver a complete questionnaire prior to the date that is two business days before effectiveness of the original shelf registration statement and such holder thereafter requests such holder's registrable securities to be included in the shelf registration statement, such holder could experience significant additional delay due to the fact that we may be required to file a post-effective amendment or a new registration statement before such holder is able to resell registrable securities pursuant to the shelf registration statement (or a new shelf registration statement). We strongly encourage holders to submit a completed questionnaire as promptly as possible following completion of this offering and prior to the date that is two business days before effectiveness of the shelf registration statement.

        To the extent that any holder of registrable securities is deemed to be an "underwriter" within the meaning of the Securities Act, such holder may be subject to certain liabilities under the federal securities laws for misstatements and omissions contained in a registration statement and any related prospectus. To the extent that any holder of registrable securities identified in the shelf registration statement is a broker-dealer, or is an affiliate of a broker-dealer that did not acquire its registrable securities in the ordinary course of its business or that at the time of its purchase of registrable securities had an agreement or understanding, directly or indirectly, with any person to distribute the registrable securities, we understand that the SEC may take the view that such holder is, under the SEC's interpretations, an "underwriter" within the meaning of the Securities Act.

        The foregoing summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the registration rights agreement.

GOVERNING LAW

        The indenture, the notes and the registration rights agreement are governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's conflicts of laws principles.

DESCRIPTION OF CAPITAL STOCK

        This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our certificate of incorporation, as amended, and all applicable provisions of Delaware law.

General

        We are authorized to issue 250,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value.

Common stock

        As of April 6, 2005, we had issued and outstanding 105,937,195 shares of common stock held of record by approximately 239 stockholders. Holders of common stock are entitled to one vote per share for the election of directors and all other matters submitted to a vote of our stockholders. Subject to the rights of any holders of preferred stock that may be issued in the future, the holders of common stock are entitled to share ratably in such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our dissolution, liquidation or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and liquidation preferences of any preferred stock. Holders of common stock have no preemptive, subscription, redemption, conversion rights or similar rights. Our certificate of incorporation does not provide for cumulative voting rights with respect to the election of directors. All outstanding common stock is, and the common stock issuable on conversion of the notes will be, fully paid and nonassessable. Shares of the Company's common stock are reserved for issuance under the notes, the 2005 Notes, the Company's option and employee stock purchase plans, and there are options outstanding under the Company's stock plans for shares of common stock.

Preferred stock

        Our board of directors has the authority, without any action by our stockholders, to issue preferred stock in one or more series with such designations, rights and preferences (including dividend, conversion, voting or other rights or liquidation preferences) as determined by our board of directors. The issuance of preferred stock could delay, defer or prevent a change of control of PDL and could decrease the amount of earnings and assets available for distribution to, or adversely affect the voting power or other rights of, holders of common stock. In addition, the issuance of preferred stock could have the effect of decreasing the market price of our common stock. As of April 6, 2005, there are no shares of preferred stock outstanding.

Transfer agent

        The transfer agent for our common stock is Mellon Investor Services, L.L.C. Their address is 235 Montgomery Street, 23rd Floor, San Francisco, California 94104. Their telephone number is (415) 743-1424.

CERTAIN US FEDERAL TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax considerations relating to the purchase, ownership and disposition of the notes and the common stock into which the notes may be converted. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with holders that will hold the notes and common stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we sometimes refer to as the Code and does not address tax considerations applicable to investors that may be subject to special tax rules, such as financial institutions, mutual funds, tax-exempt organizations, insurance companies, dealers in securities or currencies, traders in securities who elect to apply mark-to-market method of accounting, persons that will hold notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes or persons deemed to sell notes under the constructive sale provisions of the Code.

        We have not sought any ruling from the Internal Revenue Service (or IRS) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. In addition, the IRS is not precluded from successfully adopting a contrary position. This summary assumes that the IRS will respect the classification of the notes as indebtedness for U.S. federal income tax purposes. This summary does not consider the effect of any applicable foreign, state, local or other tax laws.

        All prospective purchasers of notes should consult their own tax advisors with respect to the application of the United States federal income and estate tax laws to their particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

        For purposes of this summary, the term "U.S. Holder" means a beneficial holder of a note or common stock that is, as determined for United States federal income tax purposes, either (1) a citizen or resident of the United States, or U.S.; (2) an entity formed under the laws of the U.S. or a state of the U.S.; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust subject to the primary supervision of a court within the U.S. which has one or more U.S. persons with authority to control all substantive decisions, or which has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A "Non-U.S. Holder" is any holder other than a U.S. Holder.

        If a partnership (including for this purpose any entity, foreign or domestic, classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of the notes or the common stock into which the notes may be converted, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. As a general matter, income earned through a foreign or domestic partnership is attributed to its owners for U.S. federal income tax purposes. A holder of the notes or the common stock that is a partnership, and the partners in such partnership, should consult their individual tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the notes (and the common stock).

  Taxation of Interest

        Interest paid on the notes will be included in the income of a holder as ordinary income at the time it is treated as received or accrued, in accordance with the holder's regular method of tax accounting.

        In general, if the terms of a debt instrument entitle a holder to receive payments other than fixed periodic interest that exceed the issue price of the instrument, the holder may be required to recognize additional interest as "original issue discount" over the term of the instrument. Further, if the amount or timing of any additional payments on a Note is contingent, the Note could be subject to special rules that apply to contingent debt instruments. These rules generally require a holder to accrue interest income at a rate higher than the stated interest rate on the Note and to treat as ordinary income, rather than capital gain, any gain realized on a sale, exchange or retirement of a Note before the resolution of the contingencies. If we fail to maintain the effectiveness of the registration statement, we will cause additional interest to accrue on the notes in the manner described under "Description of the Notes—Registration Rights; Liquidated Damages." According to Treasury Regulations, the possibility of a change in the interest rate due to our obligation to pay Liquidated Damages (see "Description of the Notes—Registration Rights; Liquidated Damages") will not affect the amount of interest income recognized by a holder, or the timing of such recognition, if the likelihood of the change, as of the date the notes are issued, is remote. We believe that the likelihood of a change in the interest rate on the notes is remote, and we do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any note. Similarly, we intend to take the position that the occurrence of an event requiring us to repurchase the notes is remote under the Treasury Regulations, and likewise do not intend to treat the possibility of the occurrence of an event requiring us to repurchase the notes as affecting the yield to maturity of any note. Our determination that the likelihood of additional payments is a remote or incidental contingency is binding on holders of the notes unless such holders explicitly disclose to the IRS that they are taking a different position on their tax return for the year during which they acquire the note. However, the IRS may take a contrary position from that described above, which could affect the timing and character of both each holder's income from the notes and our deduction with respect to additional payments under the notes. In the event that we pay liquidated damages, the holders would be required to recognize additional interest income.

  Market Discount

        A subsequent purchaser who buys a note for less than its stated redemption price at maturity may be considered to have purchased the note at a "market discount." If the market discount is less than 0.25% of the stated redemption price of the note at maturity multiplied by the number of complete years to maturity, then the market discount will be deemed to be zero.

        A U.S. Holder may elect to include market discount in income currently as it accrues. Any such election will apply to all market discount bonds acquired during or after the year for which the election is made, and the election may be terminated only with the consent of the Internal Revenue Service.

        If a U.S. Holder does not make an election to include market discount in income currently as it accrues, any principal amount received or gain realized by a U.S. Holder on the sale, exchange, retirement or other taxable disposition of a note will be treated as ordinary income to the extent of any accrued market discount on the note. Unless a U.S. holder irrevocably elects to accrue market discount under a constant-interest method, accrued market discount is the total market discount multiplied by a fraction, the numerator of which is the number of days the U.S. Holder has held the note and the denominator of which is the number of days from the date the holder acquired the note until its maturity. If a U.S. Holder exchanges or converts a note into common stock in a transaction that is otherwise tax free, any accrued market discount will carry over and generally be recognized upon a disposition of the common stock.

        A U.S. Holder may be required to defer a portion of such holder's interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. Any such deferred interest expense may not exceed the market discount that accrues during a taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. This interest expense deferral will not apply if a U.S. Holder makes an election to include market discount in income currently as it accrues.

  Market Premium

        A subsequent purchaser who buys a note for more than its stated redemption price at maturity generally will be considered to have purchased the note at a "market premium." If an election is made, the market premium may generally be amortized using a constant yield method, over the remaining term of the note.

        Interest otherwise required to be included in income with respect to the note during any tax year may be offset by the amount of any amortized market premium. An election to amortize market premium will apply to all market premium bonds acquired during or after the year for which the election is made, and the election may be terminated only with the consent of the Internal Revenue Service.

  Sale, Exchange or Redemption of the Notes

        Upon the sale, exchange (other than a conversion into common stock), redemption, retirement or other taxable disposition of a note, a holder will recognize gain or loss equal to the difference between the amount received on such disposition (other than amounts received in respect of accrued and unpaid interest, which will be taxable as such) and the holder's tax basis in the note. A holder's tax basis in a note will be, in general, the cost of the note to the holder, increased by any accrued market discount and decreased by any principal payments received and any amortizable market premium accrued. Gain or loss realized on the sale, exchange or retirement of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or retirement, the note has been held for more than one year. Long-term capital gain recognized by an individual holder is generally subject to a maximum U.S. federal income tax rate of 15%. An individual's ability to offset capital losses against ordinary income is limited.

  Conversion of the Notes

        A holder will generally not recognize income, gain or loss upon conversion of the note into our common stock, except with respect to any cash received instead of a fractional share (which will generally result in capital gain or loss). The holder's tax basis in the common stock received upon conversion will be the same a the holder's tax basis in the note at the time of conversion (exclusive of any tax basis allocable to a fractional share), increased, for a cash method holder, by the amount of income recognized with respect to accrued interest. The holding period for the common stock received upon conversion will include the holding period of the note converted. If cash is received instead of a fractional share upon conversion of a note, the holder will be treated as having received the fractional share and as having immediately sold it for amount equal to such cash. The receipt of cash instead of a fractional share will generally result in capital gain or loss, if any, measured by the difference between the cash received and the holder's adjusted tax basis in the fractional share.

  Adjustment to Conversion Price

        Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received constructive distributions where the conversion ratio of such instruments is adjusted. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments, however, will generally not be considered to result in a constructive distribution of stock. Certain of the possible adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to our stockholders, will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the holders of notes might be deemed to have received constructive distributions taxable as dividends. Moreover, in certain other circumstances, the failure to adjust the conversion ratio on the notes may result in a deemed taxable dividend to holders of our common stock.

  Dividends

        Distributions, if any, paid on the common stock, other than certain pro rata distributions of common stock, to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will be included in a U.S. Holder's income as ordinary income (subject to a possible dividends received deduction in the case of corporate holders) as they are paid. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of the U.S. Holder's basis in the common stock and thereafter as capital gain.

  Sale of Common Stock

        Upon the sale or exchange of our common stock, a holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and (2) such holder's adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period in the commons tock is more than one year at the time of the sale or exchange. A holder's basis and holding period in our common stock received upon conversion of a note are determined as discussed above under "Conversion of the Notes."

  Information Reporting and Backup Withholding Tax

        In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on a note, payments of dividends on the common stock, payments of the proceeds of the sale of a note and payments of the proceeds of the sale of the common stock, and a 28% backup withholding tax may apply to such payments if the holder either (1) fails to demonstrate that the holder comes within certain exempt categories of holders or (2) fails to furnish or certify his correct taxpayer identification number to the payor in the manner required, is notified by the IRS that he has failed to report payments of interest and dividends properly, or under certain circumstances, fails to certify that he has not been notified by the IRS that he is subject to backup withholding for failure to report interest and dividend payments. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's U.S. federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

        The rules governing U.S. federal income taxation of a Non-U.S. Holder of Notes are complex, and we have provided only a summary of such rules. Special rules may apply to certain Non-U.S. Holders such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies." Non-U.S. Holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the Notes, including any reporting requirements.

        The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder. For purposes of withholding tax on interest and dividends discussed below, a Non-U.S. Holder (as defined above) includes a non-resident fiduciary of an estate or trust. For purposes of the following discussion, interest, dividends and gain on the sale, exchange or other disposition of a note or common stock will be considered to be "U.S. trade or business income" if such income or gain is (1) effectively connected with the conduct of a U.S. trade or business or (2) in the case of a Non-U.S. Holder eligible for the benefits of an applicable bilateral income tax treaty, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

  Taxation of Interest

        Generally any interest paid to a Non-U.S. Holder of a note that is not U.S. trade or business income will not be subject to U.S. tax if the interest qualifies as "portfolio interest." Generally interest on the notes will qualify as portfolio interest if (1) the Non-U.S. Holder does not actually or constructively own 10% of more of the total voting power of all our voting stock and is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code and (2) the withholding agent receives a qualifying statement that the owner is not a U.S. resident and does not have actual knowledge or reason to know otherwise. To satisfy the qualifying statement requirement, the beneficial owner of a note must provide a properly executed IRS Form W-8BEN (or appropriate substitute form) prior to payment of the interest.

        The gross amount of payments of interest to a Non-U.S. Holder that do not qualify for the portfolio interest exemption and that are not U.S. trade or business income will be subject to U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. person, and will not be subject to withholding at the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to U.S. trade or business income) at a 30% rate. The branch profits tax may not apply (or any apply at a reduced rate) if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form W-8 BEN or W-8 ECI (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. In addition, a Non-U.S. Holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us. Special procedures are provided for payments through qualified intermediaries. A Non-U.S. Holder that is eligible for a reduced rate of withholding tax pursuant to an applicable income tax treaty may obtain a refund of amounts withheld at a higher rate by filing an appropriate claim for refund with the IRS.

  Sales, Exchange or Redemption of the Notes

        Except as described below and subject to the discussion below concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a note generally will not be subject to U.S. federal income tax unless (1) such gain is U.S. trade or business income, (2) subject to certain exceptions, the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, (3) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates (including certain former citizens or residents of the United States), or (4) in the case of the disposition of our common stock, we are a U.S. real property holding corporation at any time within the shorter of the five-year period preceding such sale or other disposition or the period such holder held the common stock. We believe that we are not currently a "United States real property holding corporation" and that we will not become one in the future.

  Conversion of the Notes

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on the conversion of notes into our common stock, except with respect to cash (if any) received instead of a fractional share or interest which does not qualify for the portfolio interest exemption, is not U.S. trade or business income and has not previously included in income. Cash received instead of a fractional share may give rise to gain that would be subject to the rules described above for the sale of notes. Cash or common stock treated as issued for accrued interest would be treated as interest under the rules described above.

  Taxation of Dividends

        In general, dividends (including deemed dividends paid on the notes) paid to a Non-U.S. Holder of common stock will be subject to withholding of U.S. federal income tax at a 30% rate unless such rate is reduced by an applicable income tax treaty. Dividends that are U.S. trade or business income generally are subject to U.S. federal income tax at regular income tax rates, and generally are not subject to the 30% withholding tax or treaty-reduced rate if the Non-U.S. Holder files the appropriate form with the payor, as discussed directly above under "—Taxation of Interest." Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation also may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% (or, if applicable, treaty-reduced) rate. A Non-U.S. Holder of common stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements. A Non-U.S. Holder of common stock that is eligible for a reduced rate of withholding tax pursuant to an applicable income treaty may obtain a refund of amounts withheld at a higher rate by filing an appropriate claim for refund with the IRS.

  Information Reporting and Backup Withholding Tax

        We must report annually to the IRS and to each Non-U.S. Holder any interest or dividend that is subject to withholding or is exempt from U.S. withholding tax pursuant to a tax treaty, or interest that is exempt from U.S. tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

        Information reporting and backup withholding of U.S. federal income tax at a current rate of 28% generally may apply to payments made by us or our agent to Non-U.S. Holders if the payee fails to make the appropriate certification that the holder is not a U.S. person or if we or our paying agent has actual knowledge that the payee is a U.S. person.

        The payment of the proceeds from the disposition of the notes or common stock to or through the U.S. office of any broker, foreign or domestic, will be subject to information reporting and possible backup withholding unless the owner certifies as to its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a note or common stock to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person generally will not be subject to backup withholding. The payment of proceeds from the disposition of a Note or common stock through the foreign office of a broker that is either a U.S. person or a U.S. related person (as defined below) will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its files of the Non-U.S. Holder's foreign status and certain other conditions are met or you otherwise establish an exemption.

        Both backup withholding and information reporting will apply to the proceeds of such dispositions if the broker has actual knowledge that the payee is a U.S. Holder. A U.S. related person is (1) a

"controlled foreign corporation" for United States tax purposes, (2) a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a U.S. trade or business or (3) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons (as defined in Treasury Regulations under the Code) who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a U.S. trade or business.

        Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

  U.S. Federal Estate Tax

        The U.S. federal estate tax will not apply to notes owned by an individual who is not a citizen or resident of the U.S. at the time of his or her death, provided that (1) the individual does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote and (2) interest on the note would not have been, if received at the time of death, effectively connected with the conduct of a trade or business in the U.S. by such individual. However, common stock held by a decedent at the time of his or her death will be included in such Holder's gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise. Note holders that are individuals should be aware that there have been recent amendments to the U.S. federal estate tax rules, and such holders should consult with their own tax advisors with regard to an investment in the notes and the common stock.

        THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES AND THE COMMON STOCK INTO WHICH THE NOTES MAY BE CONVERTED OR FOR WHICH THE NOTES MAY BE EXCHANGED, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

SELLING SECURITYHOLDERS

        We originally issued the notes offered by the selling securityholders hereby in a private placement in July 2003. The initial purchasers of the notes resold them to persons they or their agents reasonably believed to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in transactions exempt from the registration requirements of the Securities Act. The selling securityholders, which term as used in the prospectus includes the initial purchasers' transferees, pledges, donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes and common stock issued upon conversion of the notes.

        The following table sets forth information, unless otherwise noted, as of April 7, 2005, with respect to the selling securityholders and the respective principal amounts of notes and common stock that each selling securityholder beneficially owns that may be offered pursuant to this prospectus. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. We have obtained this information from the selling securityholders. Unless otherwise indicated, none of the selling securityholders has, or within the past three years has had, any position, office, or other material relationship with us or any of our predecessors or affiliates. Because the selling securityholders may offer all or some portion of the notes or the common stock issuable upon conversion of the notes pursuant to this prospectus, no estimate can be given to us as to the amount of the notes or the common stock issuable upon conversion of the notes that will be held by the selling securityholders upon termination of any particular offering. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. Information concerning the selling securityholders may change from time to time and, if necessary, we will supplement this prospectus accordingly.

        The number of shares of common stock shown in the table set forth below assumes the conversion of the full amount of notes held by such holder at the initial conversion rate of 49.6618 shares per $1,000 principal amount of the notes. This conversion rate is subject to adjustment as described under "Description of notes—Conversion Rights." Accordingly, the number of shares of common stock may increase or decrease from time to time. Under the terms of the indenture, fractional shares will not be issued upon conversion of the notes. Cash will be paid instead of fractional shares, if any.

			Number of Shares of Common Stock
					Common Stock Beneficially Owned Following the Offering(3)
	Principal Amount of Notes
			Common Stock Beneficially Owned Prior to Conversion(1)(2)
Selling Securityholder(1)(4)	Beneficially Owned and Offered Hereby(1)	Percentage of Notes Outstanding		Common Stock Offered Hereby
AIG DKR SoundShore Opportunity Holding Fund Ltd.(5)	$2,000,000.00	*	99,323	99,323	0
Akela Capital Master Fund, Ltd.(6)	$10,000,000.00	4.0%	496,618	496,618	0
Alexandra Global Master Fund Ltd.(33)	$5,000,000.00	2.0%	248,309	248,309	0
Alpine Associates(7)	$6,850,000.00	2.7%	340,183	340,183	0
Alpine Partners, L.P.(7)	$900,000.00	*	44,695	44,695	0
Alta Partners Holdings LDC(8)	$20,000,000.00	8.0%	993,236	993,236
Arbitex Master Fund, L.P.(9)	$4,000,000.00	1.6%	198,647	198,647	0
Argent Classic Convertible Arbitrage (Bermuda) Fund Ltd.	$4,200,000.00	1.7%	208,579	208,579	0
Argent Classic Convertible Arbitrage Fund, LP(10)	$2,100,000.00	*	104,289	104,289	0
Bankgesellschaft Berlin AG	$3,500,000.00	1.4%	173,816	173,816	0
BP Amoco PLC Master Trust(11)	$476,000.00	*	23,639	23,639	0

BTES—Convertible ARB	$200,000.00	*	9,932	9,932	0
BTOP Growth vs Value	$800,000.00	*	39,729	39,729	0
Calamos® Market Neutral Fund—Calamos® Investment Trust(12)	$10,000,000.00	4.0%	496,618	496,618	0
CIBC World Markets(13)	$5,045,000.00	2.0%	250,543	250,543	0
Clinton Multistrategy Master Fund, Ltd.	$1,675,000.00	*	83,183	83,183	0
Clinton Riverside Convertible Portfolio Limited	$2,325,000.00	*	115,463	115,463	0
CNH CA Master Account, L.P.(14)	$2,000,000.00	*	99,323	99,323	0
DBAG London(15)	$39,073,000.00	15.6%	1,940,435	1,940,435	0
Deephaven Domestic Convertible Trading Ltd.	$7,872,000.00	3.1%	390,937	390,937	0
Delaware PERS(16)	$775,000.00	*	38,487	38,487	0
Deutsche Bank Securities, Inc.(13)	$1,500,000.00	*	74,492	74,492	0
Exis Differential Holdings Ltd.	$3,500,000.00	1.4%	173,816	173,816	0
Family Service Life Insurance Co.(17)	$200,000.00	*	9,932	9,932	0
Froley Revy Investment Convertible Security Fund(16)	$75,000.00	*	3,724	3,724	0
Geode U.S. Convertible Arbitrage Fund, a series of Geode Investors, LLC	$2,000,000.00	*	99,323	99,323	0
Goldman Sachs International	$14,650,000.00	5.9%	826,171	727,545	98,626
Grace Convertible Arbitrage Fund, Ltd.(18)	$4,950,000.00	1.0%	245,825	245,825	0
Guardian Life Insurance Co.(17)	$5,200,000.00	2.1%	258,241	258,241	0
Guardian Pension Trust(17)	$500,000.00	*	24,830	24,830	0
Highbridge International LLC	$7,000,000.00	2.8%	347,632	347,632	0
Hotel Union & Hotel Industry of Hawaii Pension Plan(11)	$167,000.00	*	8,293	8,293	0
ICI American Holdings Trust(16)	$175,000.00	*	8,690	8,690	0
Institutional Benchmarks Master Fund Ltd. c/o SSI Investment Management(11)	$1,299,000.00	*	64,510	64,510	0
Jefferies & Company Inc. c/o SSI Investment Management Inc.(32)	$4,000.00	*	198	198	0
Jefferies Umbrella Fund US Convertible Bond	$200,000.00	*	9,932	9,932	0
JMG Capital Partners, L.P.(19)	$3,000,000.00	1.2%	148,985	148,985	0
JMG Triton Offshore Fund, Ltd.(20)	$5,000,000.00	2.0%	248,309	248,309	0
KBC Financial Products [Cayman Islands] Ltd.(21)	$6,000,000.00	2.4%	297,970	297,970	0
KBC Financial Products USA Inc.(22)	$1,100,000.00	*	54,627	54,627	0
LDG Limited(23)	$410,000.00	*	20,361	20,361	0
Lexington Vantage Fund c/o TQA Investors, LLC(24)	$153,000.00	*	7,598	7,598	0
LibertyView Funds L.P.	$1,500,000.00	*	74,492	74,492	0
Lord Abbett Bond Debenture Fund	$5,000,000.00	2.0%	248,309	248,309	0
Man Convertible Bond Master Fund, Ltd.(25)	$5,720,000.00	2.3%	284,065	284,065	0
MFS Total Return Fund, a series of Series Trust V	$1,000,000.00	*	49,661	49,661	0
Morgan Stanley Convertible Securities Trust(13)	$1,500,000.00	*	74,492	74,492	0

Nations Convertible Securities Fund	$2,980,000.00	1.2%	147,992	147,992	0
Park Avenue Life Insurance Co.(17)	$100,000.00	*	4,966	4,966	0
Pioneer High Yield Fund	$3,600,000.00	1.4%	178,782	178,782	0
Pioneer U.S. High Yield Corp Bond Sub Fund	$400,000.00	*	19,864	19,864	0
Quantum Partners LDC(26)	$2,000,000.00	*	168,831	99,323	69,508
Quattro Fund Ltd.	$7,000,000.00	2.8%	347,632	347,632	0
RAM Trading LTD	$3,000,000.00	1.2%	148,985	148,985	0
Sagamore Hill Hub Fund(27)	$6,000,000.00	2.4%	312,670	297,970	14,700
Salomon Brothers Asset Management, Inc.(28)	$4,600,000.00	1.8%	228,444	228,444	0
Saranac Capital Management L.P. on behalf of Citigroup Alternative Investments Diversified Arbitrage Strategies Fund Ltd.(35)	$370,000.00	*	18,374	18,374	0
Saranac Capital Management L.P. on behalf of Citigroup Alternative Strateges Fund(35)	$123,000.00	*	6,108	6,108	0
Saranac Capital Management L.P. on behalf of Citigroup Investments Market Neutral Arbitrage Fund L.P.(35)	$29,000.00	*	1,440	1,440	0
Saranac Capital Management L.P. on behalf of Citigroup Investments QIP Strategy Arbitrage Portfolio(35)	$2,216,000.00	*	110,050	110,050	0
Saranac Capital Management L.P. on behalf of Saranac Erisa Arbitrage LTD(35)	$244,000.00	*	12,117	12,117	0
Saranac Capital Management L.P. on behalf of Saranac Erisa Arbitrage LP(35)	$35,000.00	*	1,738	1,738	0
SG Cowen Securities Inc.(13)	$4,500,000.00	1.8%	223,478	223,478	0
Silverback Master, LTD	$7,500,000.00	3.0%	372,463	372,463	0
Sphinx Convertible Arb Fund SPC(11)	$242,000.00	*	12,018	12,018	0
Sphinx Convertible Arbitrage Fund SPC	$128,000.00	*	6,356	6,356	0
Sphinx Fund c/o TQA Investors LLC(24)	$252,000.00	*	12,514	12,514	0
SSI Blended Market Neutral L.P.(11)	$324,000.00	*	16,090	16,090	0
SSI Hedged Convertible Market Neutral L.P.(11)	$473,000.00	*	23,490	23,490	0
St. Thomas Trading, Ltd.(29)	$8,780,000.00	3.5%	436,030	436,030	0
State of Oregon/Equity(16)	$2,450,000.00	*	121,671	121,671	0
Syngenta AG(16)	$130,000.00	*	6,456	6,456	0
TQA Master Fund, Ltd.(24)	$3,748,000.00	1.5%	186,132	186,132	0
TQA Master Plus Fund, Ltd.(24)	$5,800,000.00	2.3%	288,038	288,038	0
UBS O'Connor LLC f/b/o O'Connor Global Convertible Arbitrage Master Ltd.	$2,500,000.00	1.0%	124,154	124,154	0
UBS O'Connor LLC f/b/o O'Connor Global Convertible Portfolio	$250,000.00	*	12,415	12,415	0
UBS Securities LLC(13)	$10,000.00	*	496	496	0
US Bancorp Piper Jaffray	$2,500,000.00	1.0%	124,154	124,154	0
Van Kampen Harbor Fund(30)	$5,000,000.00	2.0%	248,309	248,309	0
Viacom Inc. Pension Plan Master Trust(11)	$15,000.00	*	744	744	0

Wachovia Capital Markets LLC(13)	$9,750,000	3.9%	484,202	484,202	0
Wachovia Securities International Ltd.(31)	$5,000,000	2.0%	248,309	248,309	0
Xavex Convertible Arbitrage 7 Fund(24)	$843,000.00	*	41,864	41,864	0
Xavex Convertible Arbitrage 10 Fund(10)	$200,000.00	*	9,932	9,932	0
Zeneca Holdings Trust(16)	$500,000.00	*	24,830	24,830	0
Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors LLC(24)	$950,000.00	*	47,178	47,178	0
Zurich Institutional Benchmark Management c/o Quattro Fund	$400,000.00	*	19,864	19,864	0

*
Less than 1.0%.

(1)
Information concerning the selling securityholders may change from time to time. Any such changed information will be set forth in post-effective amendments to the Form S-3 registration statement, of which this prospectus constitutes a part, if and when necessary.

(2)
Assumes conversion at the initial conversion rate of 49.6618 shares per $1,000 principal amount of the notes. This conversion rate is subject to adjustment as described under "Description of notes—Conversion Rights." Accordingly, the number of shares of common stock beneficially owned by a selling securityholder may increase or decrease from time to time. Under the terms of the Indenture, fractional shares will not be issued upon conversion of the notes. Cash will be paid instead of fractional shares, if any.

(3)
Assumes sale, transfer or other disposition of all common stock issuable upon conversion of the Notes.

(4)
Information concerning other selling securityholders will be set forth in post-effective amendments to the Form S-3 registration statement, of which this prospectus constitutes a part, from time to time, if and when required.

(5)
This selling securityholder is a non-public entity. DKR Capital Partners L.P. is a registered investment adviser with the SEC and as such, is the investment manager to the selling securityholder. DKR Capital Partners L.P. has retained certain portfolio managers to act as the portfolio managers to the selling securityholder. As such, DKR Capital Partners L.P. and certain portfolio managers have shared dispositive and voting power over the securities.

(6)
This selling securityholder is a non-public entity. Anthony B. Bosco has voting and investment control over the securities that this selling securityholder beneficially owns.

(7)
This selling securityholder is a non-public entity and a registered broker-dealer that acquired its securities for investment purposes and, accordingly, may be deemed to be an underwriter. Please see the discussion under "Plan of Distribution" for the required disclosure regarding broker-dealers. Victoria Eckert, president of Eckert Corp., the sole shareholder of the selling securityholder, has voting and investment control over the securities that this selling securityholder beneficially owns.

(8)
This selling securityholder is a non-public entity. Creedon Keller & Partners (investment advisor) has voting and investment control over the securities that this selling securityholder beneficially owns.

(9)
This selling securityholder is a non-public entity and affiliate of a registered broker-dealer. Clark Hunt and Johnathan Bren have voting and investment control over the securities that this selling securityholder beneficially owns. The selling securityholder purchased the securities with the expectation of reselling the securities in the ordinary course of business. The selling securityholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(10)
The selling securityholder is a non-public entity. Bruce McMahan, Saul Schwartzman and John Gordon have voting and investment control over the securities that this selling securityholder beneficially owns.

(11)
This selling securityholder is a non-public entity. SSI Investment Management, Inc. has voting and investment control over the securities that this selling securityholder beneficially owns. The principal shareholders of SSI Investment Management, Inc. are John Gottfurcht, George Douglas and Amy Jo Gottfurcht.

(12)
This selling securityholder is a non-public entity. Nick Calamos has voting and investment control over the securities that this selling securityholder beneficially owns.

(13)
The selling securityholder is a registered broker-dealer that acquired its securities for investment purposes and, accordingly, may be deemed to be an underwriter. Please see the discussion under "Plan of Distribution" for the required disclosure regarding broker-dealers.

(14)
The selling securityholder is a non-public entity. CNH Partners, LLC is the investment advisor of the selling securityholder and has voting and investment control over the securities that the selling securityholder beneficially owns. Investment principals for CNH Partners, LLC are Robert Krail, Mark Mitchell and Todd Pulvino.

(15)
The selling securityholder is a non-public entity and is an affiliate of a registered broker-dealer. Dan Azzi has voting and investment control over the securities that the selling securityholder beneficially owns. The selling securityholder purchased the securities with the expectation of reselling the securities in the ordinary course of business. The selling securityholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(16)
The selling securityholder is a non-public entity. Ms. Ann Houlihan has voting and investment control over the securities that the selling securityholder beneficially owns.

(17)
The selling securityholder is a non-public entity and an affiliate of a registered broker-dealer. John Murphy, managing director (and portfolio manager), has voting and investment control over the securities that the selling securityholder beneficially owns. The selling securityholder purchased the securities with the expectation of reselling the securities in the ordinary course of business. The selling securityholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(18)
This selling securityholder is a non-public entity. Michael Brailov and Bradford Whitmore have voting and investment control over the securities that this selling securityholder beneficially owns.

(19)
This selling securityholder is a non-public entity and a California limited partnership. It's general partner is JMG Capital Management, LLC, a Delaware limited liability company and an investment adviser registered with the SEC. JMG Capital Management LLC has voting and dispositive power over the selling securityholder's investments, including the securities that this selling securityholder beneficially owns. The equity interests of JMG Capital Management, LLC are owned by JMG Capital Management, Inc., a Delaware corporation, and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital Management, Inc. and has sole investment discretion over the selling securityholder's portfolio holdings.

(20)
This selling securityholder is a non-public entity and an international business company under the laws of the British Virgin Islands. The selling securityholder's investment manager is Pacific Assets Management LLC, a Delaware limited liability company. Pacific Assets Management LLC is an investment adviser registered with the SEC and has voting and dispositive power over the selling securityholder's and investments, including the securities that this selling securityholder beneficially owns. The equity interests of Pacific Assets Management LLC are owned by Pacific Capital Management, Inc., a Delaware company and Asset Alliance Holding Corp., a Delaware company. The equity interests of Pacific Capital Management, Inc. are owned by Messrs. Roger Richer, Jonathan M. Glaser and Daniel A. David and Messrs. Glaser and Richter have sole investment discretion over the selling securityholder's portfolio holdings.

(21)
The selling securityholder is a non-public entity and is an affiliate of a registered broker-dealer. KBC Financial Products [Cayman Islands] Ltd. exercises voting and investment control over any shares of common stock issuable upon conversion of the notes owned by the selling securityholder. Mr. Ivan Rehder, Managing Director, exercises voting and investment control on behalf of KBC Financial Products [Cayman Islands] Ltd.

  The selling securityholder purchased the securities with the expectation of reselling the securities in the ordinary course of business. The selling securityholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(22)
The selling securityholder is a non-public entity and a registered broker-dealer that acquired its securities for investment purposes and, accordingly, may be deemed to be an underwriter. Please see the discussion under "Plan of Distribution" for the required disclosure regarding broker-dealers. Luke Edwards has voting and investment control over the securities that the selling securityholder beneficially owns.

(23)
The selling securityholder is a non-public entity. TQA Investors LLC has full investment control and shared voting control over the securities that the selling securityholder beneficially owns. The members of TQA Investors LLC are Robert Butman, John Idone, George Esser, Paul Bucci and Bartholomew Tesoriero.

(24)
The selling securityholder is a non-public entity and has voting and investment control over the securities that the selling securityholder beneficially owns, c/o TQA Investors, LLC (Robert Butman, John Idone, George Esser, Paul Bucci and Bartholomew Tesoriero).

(25)
The selling securityholder is a non-public entity. JT Hansen and John Null, principals of Marin Capital Partners, LP, investment advisers to this selling securityholder, have voting and investment control over the securities that the selling securityholder beneficially owns.

(26)
This selling securityholder is a non-public entity. Soros Fund Management LLC ("SFM") serves as the principal investment manager of this selling securityholder. SFM, on behalf of this selling securityholder, granted investment discretion over certain securities owned by this selling securityholder to Origin Capital Management LLC ("Origin") pursuant to an investment advisory contract between this selling securityholder and Origina (the "Quantum—Origin Contract"). As a consequence of SFM's ability to terminate the Quantum—Origin Contract with respect to the securities within 60 days, SFM may be deemed to have voting and dispositive power over the securities held for the accounts of this selling securityholder at Origin. George Soros, in his capacity as Chairman of SFM, may be deemed to have voting and dispositive power over securities held for the accounts of this selling securityholder.

(27)
The selling securityholder is a non-public entity. S. Scott Roth has voting and investment control over the securities that the selling securityholder beneficially owns.

(28)
The selling securityholder is an affiliate of a broker-dealer and purchased the securities with the expectation of reselling the securities in the ordinary course of business. The selling securityholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities. Salomon Brothers Asset Management, Inc. acts as discretionary investment advisor with respect to the following accounts that hold the securities. Accordingly, Salomon Brothers Asset Management, Inc. may be deemed to be the beneficial owner of such securities and therefore must be listed as the selling securityholder of:

Account Name	Principal Amount Held
Citigroup Pension Fund CAP Arbitrage	$147,000
SB Diversified Arbitrage Strategies	771,000
SB Enhanced Arbitrage Strategies	148,000
GM Pension	77,000
GM Veba	225,000
SB Market Neutral Arbitrage	224,000
SB Multi Strategy Arbitrage	3,008,000

Total	$4,600,000

(29)
The selling securityholder is a non-public entity and is an affiliate of a registered broker-dealer. JT Hansen and John Null, principals of Marin Capital Partners, LP, investment advisers to this selling securityholder, have voting and investment control over the securities that the selling securityholder beneficially owns. The selling securityholder purchased the securities with the expectation of reselling the securities in the ordinary course of business. The selling securityholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(30)
The selling securityholder is a registered broker-dealer that acquired its securities for investment purposes and, accordingly, may be deemed to be an underwriter. Please see the discussion under "Plan of Distribution" for the required disclosure regarding broker-dealers. Van Kampen Asset Management Inc., as the selling securityholder's investment advisor, has discretionary authority over the selling securityholder's portfolio.

(31)
The selling securityholder is an affiliate of a broker-dealer and purchased the securities with the expectation of reselling the securities in the ordinary course of business. The selling securityholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(32)
The selling securityholder is a registered broker-dealer that acquired its securities for investment purposes and, accordingly, may be deemed to be an underwriter. Please see the discussion under "Plan of Distribution" for the required disclosure regarding broker-dealers. SSI Investment Management, Inc. has voting and investment control over the securities that this selling securityholder beneficially owns. The principal shareholders of SSI Investment Management, Inc. are John Gottfurcht, George Douglas and Amy Jo Gottfurcht.

(33)
This selling securityholder is a non-public entity. Alexandra Investment Management LLC has voting and investment control over the securities that this selling securityholder beneficially owns.

(34)
This selling securityholder is a non-public entity and affiliate of a registered broker-dealer. Michael Assante, Cort Gwon, Randall Hutton, K.C. Klegar, Spencer Kornreich, Roy Kwok, Charles LaCarrier, Alan Mark, Richard Meckler, Kevin O'Neill, Ryan Hay, Richard Meckler, Jeffrey Meyer and Gary Smedberg have voting and investment control over the securities that this selling securityholder beneficially owns. The selling securityholder purchased the securities with the expectation of reselling the securities in the ordinary course of business. The selling securityholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(35)
This selling securityholder is a non-public entity. Saranac Capital Management GP LLC/Ross Mangolies has voting and investment control over the securities that this selling securityholder beneficially owns.

PLAN OF DISTRIBUTION

        We are registering for resale the notes and the shares of common stock issuable upon conversion of the notes on behalf of the selling securityholders, a list of whom is set forth in this prospectus under "Selling Securityholders," or pledgees, donees, transferees or other successors in interest that receive those shares as a gift, partnership distribution or other non-sale related transfer, referred to in this prospectus as the selling securityholders. We will receive no proceeds from this offering.

        The selling securityholders may sell the notes or shares of common stock issuable upon conversion of the notes from time to time, if at all, as follows:

  •
  to or through underwriters, brokers or dealers;

  •
  directly to one or more other purchasers;

  •
  through agents on a best-efforts basis; or

  •
  otherwise through a combination of any of these methods of sale.

        If a selling securityholder sells notes or shares of common stock issuable upon conversion of the notes through underwriters, dealers, brokers or agents, those underwriters, dealers, brokers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholder and/or the purchasers of the notes or shares of common stock issuable upon conversion of the notes.

        The notes and shares of common stock issuable upon conversion of the notes may be sold from time to time:

  •
  in one or more transactions at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        These sales may be effected in transactions:

  •
  on any national securities exchange or quotation service on which the notes or our common stock may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

  •
  in transactions otherwise than on exchanges or services or in the over-the-counter market;

  •
  through the writing of options; or

  •
  through other types of transactions.

        In connection with sales of the notes or common stock issuable upon conversion of the notes or otherwise, the selling securityholders may enter into hedging transactions with brokers-dealers or others, who may in turn engage in short sales of the notes or common stock issuable upon conversion of the notes in the course of hedging the positions they assume. The selling securityholders may pledge or grant a security interest in some or all of the notes or common stock issuable upon conversion of the notes and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the notes or common stock issuable upon conversion of the notes from time to time pursuant to this prospectus. The selling securityholders also may transfer and donate notes or shares of common stock issuable upon conversion of the notes in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling securityholders for purposes of this prospectus. The selling securityholders may sell short our common stock and may deliver this prospectus in connection with short sales and use the shares of common stock covered by the prospectus to cover short sales. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or any other available exemption from registration under the Securities Act may be sold under Rule 144 or another available exemption.

        Our common stock trades on the Nasdaq National Market under the symbol "PDLI". Although the notes are eligible for trading in the PORTAL market, we do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes. See "Risk factors—Risks Related to the Notes."

        At the time a particular offering of notes or shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to brokers or dealers. To our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares offered hereby.

        Selling securityholders and any underwriters, dealers, brokers or agents who participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profits on the sale of the shares of common stock by them and any discounts commissions or concessions received by any underwriters, dealers, brokers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common stock by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common stock to engage in market-making activities with respect to the particular notes and the underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying common stock.

        The selling securityholders will be responsible for any fees, disbursements and expenses of any counsel for the selling securityholders. All other expenses incurred in connection with the registration of the shares, including printer's and accounting fees and the fees, disbursements and expenses of our counsel will be borne by us. Commissions and discounts, if any, attributable to the sales of the notes and shares of common stock will be borne by the selling securityholders. The selling securityholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Notes and shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

        We and the selling securityholders will be indemnified by the other against liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

        We have agreed to keep the registration statement, of which this prospectus constitutes a part continuously effective under the Securities Act until such time as there are no longer any registrable securities covered thereby. After this period, if we choose not to maintain the effectiveness of the registration statement of which this prospectus constitutes a part, the securities offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act.

LEGAL MATTERS

        DLA Piper Rudnick Gray Cary US LLP will pass upon the validity of the notes and the common stock issuable upon their conversion.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, included in our Annual Report on Form 10-K for the year ended December 31, 2004, as set forth in their report. Ernst & Young LLP have also audited ESP Pharma Holding Company, Inc.'s and ESP Pharma, Inc.'s financial statements as of December 31, 2003 and 2002, for the year ended December 31, 2003 and for the period from April 15, 2002 (inception) through December 31, 2002, included in our Current Report on Form 8-K dated February 7, 2005, as set forth in their report. Our financial statements and ESP Pharma Holding Company, Inc.'s and ESP Pharma, Inc.'s financial statements are incorporated by reference in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

INCORPORATION BY REFERENCE

        Some of the information that you may want to consider in deciding whether to invest in the notes is not included in this prospectus, but rather is incorporated by reference to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in the prospectus. The information incorporated by reference in this prospectus contains important business and financial information. In addition, information that we file with the SEC after the date of this prospectus and prior to the completion of this offering will update and supersede the information contained in this prospectus and incorporated filings. We incorporate by reference the following documents filed by us with the SEC:

Our SEC Filings	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2004
Current Reports on Form 8-K
January 14, 2005
January 27, 2005
February 1, 2005
February 4, 2005
February 9, 2005
February 16, 2005
February 25, 2005
Two on March 25, 2005
April 4, 2005
And the information set forth under Item 8.01 and in Exhibits 23.1, 99.1, 99.3, 99.4, 99.5, and 99.6 on February 7, 2005
All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934	After the date of this prospectus and prior to the completion of this offering

        Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

        You may request a copy of each document incorporated by reference in this prospectus at no cost, by writing or calling us at the following address or telephone number:

Protein Design Labs, Inc.
34801 Campus Drive
Fremont, California 94555
(510) 574-1400

        Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

        The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$20,225
Accounting fees and expenses	65,000
Legal fees and expenses	80,000
Printing expenses	25,000
Trustee and Transfer Agent expenses	30,000
Miscellaneous expenses, including Listing Fees	5,000

Total	$225,225

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. Our restated certificate of incorporation and amended and restated bylaws provide that we shall indemnify our directors, officers, employees, and agents to the full extent permitted by Delaware law. The restated certificate of incorporation and amended and restated bylaws further provide that we may indemnify directors, officers, employees, and agents in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we entered into separate indemnification agreements with our directors and officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to maintain directors' and officer's liability insurance, if available on reasonable terms.

        These indemnification provisions and the indemnification agreements that we have entered into with our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the Securities Act).

        We have a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

        At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or other agents in which indemnification is being sought. We are not aware of any threatened litigation that may result in a claim for indemnification by any of our directors, officers, employees or other agents.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        Exhibits:

EXHIBIT NUMBER	DESCRIPTION
*4.1	Indenture between the Company and J.P. Morgan Trust Company, National Association, a national banking association, dated July 14, 2003
*4.2	Registration Rights Agreement for the Company's 2.75% Convertible Subordinated Notes due 2023, between the Company and the Initial Purchasers dated July 14, 2003
*5.1	Opinion of Gray Cary Ware & Freidenrich LLP
12.1	Statements Regarding Computations of Ratios
*23.1	Consent of DLA Piper Rudnick Gray Cary US LLP, formerly Gray Cary Ware & Freidenrich LLP (contained in Exhibit 5.1)
23.2	Consent of independent registered public accounting firm
23.3	Consent of independent registered public accounting firm
*24	Power of Attorney
*25	Statement of Eligibility of the Trustee on Form T-1

*
Previously filed.

ITEM 17.    UNDERTAKINGS.

        Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That paragraphs (1)(i) and (a)(1)(ii) above shall not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 8 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California on April 8, 2005.

PROTEIN DESIGN LABS, INC.
By:	/s/ MARK MCDADE* Mark McDade Chief Executive Officer
*By:	/s/ GLEN Y. SATO Glen Y. Sato (Attorney-in-fact)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 8 to the Form S-3 registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated and on the dates indicated below.

Date: April 8, 2005	/s/ MARK MCDADE* Mark McDade Chief Executive Officer and Director
Date: April 8, 2005	/s/ GLEN Y. SATO Glen Y. Sato Senior Vice President and Chief Financial Officer
Date: April 8, 2005	/s/ LAURENCE J. KORN* Laurence J. Korn Chairman of the Board of Directors and Director
Date: April 8, 2005	/s/ CARY L. QUEEN* Cary L. Queen Senior Vice President and Director
Date: April 8, 2005	/s/ JON S. SAXE* Jon S. Saxe Director
Date: April 8, 2005	/s/ KAREN T. DAWES* Karen T. Dawes Director
Date: April 8, 2005	/s/ GEORGE M. GOULD* George M. Gould Director

Date: April 8, 2005	/s/ MAX LINK* Max Link Director
Date: April 8, 2005	/s/ L. PATRICK GAGE* L. Patrick Gage Director
*By:	/s/ GLEN Y. SATO Glen Y. Sato (Attorney-in-fact)

INDEX TO EXHIBITS

Exhibit No.
*4.1	Indenture between the Company and J.P. Morgan Trust Company, National Association, a national banking association, dated July 14, 2003
*4.2	Registration Rights Agreement for the Company's 2.75% Convertible Subordinated Notes due 2023, between the Company and the Initial Purchasers dated July 14, 2003
*5.1	Opinion of Gray Cary Ware & Freidenrich LLP
12.1	Statements Re: Computation of Ratio of Earnings to Fixed Charges
*23.1	Consent of DLA Piper Rudnick Gray Cary US LLP, formerly Gray Cary Ware & Freidenrich LLP (contained in Exhibit 5.1)
23.2	Consent of independent registered public accounting firm
23.3	Consent of independent registered public accounting firm
*24	Power of Attorney
*25	Statement of Eligibility of the Trustee on Form T-1

*
Previously filed.

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TABLE OF CONTENTS
RISK FACTORS AND INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
THE OFFERING
RISK FACTORS
Risks Related to the Acquisition of ESP Pharma
Risks Related to the Business of ESP Pharma
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK
DIVIDEND POLICY
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF NOTES
DESCRIPTION OF CAPITAL STOCK
CERTAIN US FEDERAL TAX CONSIDERATIONS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  ITEM 17. UNDERTAKINGS.
SIGNATURES
INDEX TO EXHIBITS